UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.     )

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 Blackbaud, Inc.

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blackbaud

2020 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

2020 Proxy Statement	1

LETTER TO STOCKHOLDERS FROM OUR BOARD OF DIRECTORS

Fellow Blackbaud Stockholders:
Blackbaud is the world's leading cloud software company powering social good. As the leader in a large and growing market, our Company offers its customers a comprehensive solution set combined with domain expertise. As stewards of the Company, we are committed to achieving long-term performance and delivering stockholder value through a strong business model and four-point strategy for growth, which is: delighting our customers with innovative cloud solutions; driving sales effectiveness; expanding the Company’s total addressable market ("TAM") into near adjacent markets through acquisitions and product investments; and improving operating efficiency. With that strategy in mind, the Board of Directors is pleased with the Company’s progress over the past year.
In 2019, the Company:

•	Acquired YourCause™, a market leader in enterprise philanthropy, corporate social responsibility and employee engagement technology, increasing our TAM to over $10 billion;

•
Announced the general availability of our breakthrough Church Management software, which is already transforming the faith community technology landscape. We now support congregations representing faith communities of all sizes, serving across denominations and non-denominations in more than half of the 50 U.S. states;

•	Introduced Blackbaud Purchase Cards and Expense Management in Blackbaud Financial Edge NXT®, helping social good organizations streamline financial processes and maximize mission delivery;

•
Launched our internationally renowned Peer-to-Peer Fundraising Solution in the U.S. where over 1,000 customers have signed up to use the solution and roughly half of these organizations are net new customers to Blackbaud;

•
Has seen momentum continue to build in our Higher Education Vertical where Blackbaud powers 24 of the top 25 private U.S. colleges as ranked by Forbes and, just a year after introducing our comprehensive Cloud Solution for Higher Education, we continued to transform the higher education technology landscape and demonstrate growth;

•
Made investments to grow our lead generation teams and implement leading sales engagement technology platforms to enable our teams to generate more prospects and convert those prospects into sales opportunities;

•
Largely completed our comprehensive workplace strategy to better align our organizational objectives with our geographic footprint by optimizing our office utilization, improving our geographic sales coverage and enhancing our employees' daily experience to improve productivity and effectiveness; and

•	Released our second Blackbaud Social Responsibility Report to provide greater transparency in our environmental, social and governance ("ESG") initiatives.
We remain committed to continuing stockholder communication and engagement to better understand your views on the Company and, in particular, our executive compensation program. In 2019, as we do every year, we reviewed our executive compensation program with our Compensation Committee’s independent compensation consultant, Compensia, Inc., and evaluated our program against our industry peers.
Our compensation decisions, including the continued practice of granting annual equity awards to our executive officers that are at least 50% performance-based, reinforce our strong pay-for-performance compensation philosophy. We are committed to providing competitive, performance-based compensation opportunities to our executive officers, who collectively are responsible for making our Company successful, and are confident that our compensation program achieves this objective.
We are actively monitoring the global coronavirus outbreak ("COVID-19") and, together with management, are taking actions to support our employees, their families and our customers. The Company has enacted business continuity plans so that we can continue to serve our customers while protecting the well-being of our employees.
We appreciate your investment in Blackbaud and value your input and continued support.

The Board of Directors of Blackbaud, Inc.
April 21, 2020

2	2020 Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Virtual Meeting
Wednesday, June 10, 2020 4:00 p.m., Eastern Time

Fellow Blackbaud Stockholders:
In light of concerns related to COVID-19 and to help protect the health and safety of stockholders and employees, the 2020 Annual Meeting of Stockholders of Blackbaud, Inc. will be a live virtual meeting held via the Internet at http://www.virtualshareholdermeeting.com/BLKB2020 on Wednesday, June 10, 2020 at 4:00 p.m., Eastern Time, to take action on the following business:

1.	To elect the two Class A directors named in the Proxy Statement, each for a three-year term expiring in 2023;
2.	To hold an advisory vote to approve the 2019 compensation of our named executive officers;
3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
These matters are more fully described in the Proxy Statement accompanying this Notice. Because the 2020 Annual Meeting of Stockholders will be held via the Internet only, the accompanying proxy materials include instructions on how to attend the meeting and the means by which you may vote and submit questions during the meeting. Participation in the live virtual meeting will be considered in person attendance.
If you were a stockholder of record of Blackbaud common stock as of the close of business on April 13, 2020, you are entitled to receive this Notice and vote at the Annual Meeting of Stockholders and any adjournments or postponements thereof.
You are cordially invited to attend the virtual meeting; however, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the accompanying Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote electronically even if he or she has returned a proxy.
Your vote is important. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible.

By order of the Board of Directors

Jon W. Olson
Senior Vice President, General Counsel and Corporate Secretary
Dated:	April 21, 2020

2020 Proxy Statement	3

PROXY SUMMARY
This proxy summary is intended to provide a broad overview of the items that you will find elsewhere in this proxy statement. Because this is only a summary, it does not contain all of the information that you should consider, and you should read the entire proxy statement carefully prior to voting.

ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	June 10, 2020, 4:00 p.m., Eastern Time

VIRTUAL MEETING:	In light of COVID-19 and public health concerns, the meeting will be held live via the Internet - to attend please visit www.virtualshareholdermeeting.com/BLKB2020

RECORD DATE:	April 13, 2020

VOTING:
Stockholders as of the record date are entitled to vote. Each share of Blackbaud common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Even if you plan to attend the 2020 Annual Meeting of Stockholders, please vote right away using one of the following advance voting methods (see page 53 for additional details). Make sure you have your proxy card or voting instruction form in hand and follow the instructions.

	Use the Internet	Call Toll-Free	Mail Your Proxy Card

	www.proxyvote.com	1-800-690-6903	Follow the instructions on your proxy materials
ADMISSION:	Visit www.virtualshareholdermeeting.com/BLKB2020 and enter the 16-digit control number found on your Notice of Annual Meeting of Stockholders or proxy card.

MAILING OF NOTICE:	A Notice of Internet Availability of Proxy Materials (or this Proxy Statement and the accompanying materials) are being mailed on or about April 21, 2020 to stockholders as of the record date.
Virtual Stockholder Meeting
You will be able to attend the 2020 Annual Meeting of Stockholders online only if you were a stockholder of record as of the close of business on April 13, 2020, the record date. You also will be able to vote and submit your questions during the meeting. To be admitted to the 2020 Annual Meeting of Stockholders at www.virtualshareholdermeeting.com/BLKB2020, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number.
The meeting webcast will begin promptly at 4:00 p.m. Eastern Time on June 10, 2020. Online access will begin at 3:45 p.m. Eastern Time, and we encourage you to access the meeting prior to the start time.
A complete list of stockholders entitled to vote at the 2020 Annual Meeting of Stockholders will be available at least 10 days prior to the meeting at our principal executive offices at 65 Fairchild Street, Charleston, South Carolina 29492. This list will also be available to stockholders of record during the 2020 Annual Meeting of Stockholders for examination at www.virtualshareholdermeeting.com/BLKB2020.
Submitting questions at the 2020 Annual Meeting of Stockholders
Stockholders may submit questions during the 2020 Annual Meeting of Stockholders. If you wish to submit a question during the 2020 Annual Meeting of Stockholders, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/BLKB2020, typing your question into the “Ask a Question” field, and clicking “Submit.” As part of the 2020 Annual Meeting of Stockholders, we will hold a live Q&A session, during which we intend to answer all questions submitted during the meeting in accordance with the Rules of Conduct which are pertinent to the Company and the meeting matters, as time permits. The Rules of Conduct will be posted at

4	2020 Proxy Statement

Table of Contents	PROXY SUMMARY

www.virtualshareholdermeeting.com/BLKB2020 and will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.
If you have technical difficulties or trouble accessing the virtual meeting
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

MEETING AGENDA AND VOTING MATTERS

Proposal		Board's Voting Recommendation	Voting Standard	Page Number (for more details)
No. 1	Election of two Class A directors, each for a three-year term expiring in 2023.	✓ FOR (each nominee)	Majority of votes present and entitled to vote	9
No. 2	Advisory vote to approve the 2019 compensation of our named executive officers.	✓ FOR	Majority of votes present and entitled to vote	26
No. 3	Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	✓ FOR	Majority of votes present and entitled to vote	51

MEMBERS OF OUR BOARD OF DIRECTORS	(pages 10-13)

	Age	Director Since	Class	Current Term Expires	Expiration of Term For Which Nominated	Independent	Other Public Company Boards	Committee Memberships
Name, Primary Occupation								AC	CC	NCGC	ROC
Timothy Chou, Ph.D. President of Oracle On Demand, a division of Oracle Corporation (Retired)	65	2007	A	2020	2023	Yes	1			●
George H. Ellis Managing Director of Huron Consulting Group, Inc.	71	2006	B	2021	-	Yes	1	●
Thomas R. Ertel Partner of Ernst & Young, LLP (Retired)	64	2017	C	2022	-	Yes	None	●
Michael P. Gianoni President and CEO of Blackbaud, Inc.	59	2014	C	2022	-	No	1
Andrew M. Leitch Chairman of the Board of Blackbaud, Inc., Regional Partner - Asia of Deloitte & Touche LLP (Retired)	76	2004	B	2021	-	Yes	2	●	●	●	●
Sarah E. Nash Vice Chairman of JPMorgan Chase & Co.'s Investment Bank (Retired)	66	2010	C	2022	-	Yes	2		●	●
Joyce M. Nelson President and Chief Executive Officer of National Multiple Sclerosis Society (Retired)	69	2012	A	2020	2023	Yes	None		●	●
● - Committee Chair
AC - Audit Committee
CC - Compensation Committee
NCGC - Nominating and Corporate Governance Committee
ROC - Risk Oversight Committee

2020 Proxy Statement	5

PROXY SUMMARY	Table of Contents

INFORMATION ABOUT OUR BOARD AND COMMITTEES	(pages 14-20)

	Number of Members	Independence	Number of Meetings During Fiscal Year 2019
Full Board	7	85.7%	4
Audit Committee	3	100%	12
Compensation Committee	3	100%	5
Nominating and Corporate Governance Committee	4	100%	4
Risk Oversight Committee	1	100%	4

2019 PERFORMANCE HIGHLIGHTS	(page 27)

Total Revenue	Recurring Revenue	Non-GAAP Organic Recurring Revenue(1)
$900.4M	92.4%	$811.8M
(increased 6.1%)	(vs. 89.8% in 2018)	(increased 5.8%)

(1)	See Appendix A for a reconciliation of non-GAAP financial measures to results reported in accordance with generally accepted accounting principles.

GOVERNANCE HIGHLIGHTS

Governance Matter	Summary Highlights		Page Number (for more details)
Board Independence	✓	Independent Board, except CEO	14
	✓	Independent Board Chairman	14
	✓	100% Independent Committee Members	14
	✓	Regular Executive Sessions of Independent Directors	16
	✓	Committee Authority to Retain Independent Advisors	14
Director Elections	✓	Majority Voting	54
Meeting Attendance	✓	All Directors Attended At Least 75% of the Total Number of Meetings of our Board and Committees on which the Director Served in 2019	16
Evaluating and Improving Board Performance	✓	Annual Board Evaluations	18
	✓	Annual Committee Evaluations	18
	✓	Continuing Director Education	22
Aligning Director and Stockholder Interests	✓	Director Stock Ownership Guidelines	21
	✓	Annual Director Equity Awards	20
Aligning Executive Officer and Stockholder Interests	✓	Executive Officer Stock Ownership Guidelines	40
	✓	Executive Compensation Driven by Pay-For-Performance Philosophy	28
ESG	✓	Commitment to ESG Principles and Reporting	22
Other	✓	Annual Stockholder Advisory ("Say-on-Pay") Vote	26
	✓	Risk Oversight Committee of the Board	20
	✓	Prohibition on Pledging and Hedging of Company Securities	29
	✓	Equity Plan Prohibits Stock Option Exchanges or Repricing Without Stockholder Approval	29

6	2020 Proxy Statement

Table of Contents	PROXY SUMMARY

COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM	(page 28)

Component	Description
Base Salary	Fixed compensation component payable in cash
Annual Cash Bonus	Variable compensation component payable based on performance against pre-established short-term performance objectives
Annual Equity Awards
Variable long-term compensation component consisting of a combination of 1) restricted stock awards ("RSAs") or restricted stock units ("RSUs"); and 2) at least 50% performance-based restricted stock units ("PRSUs")

“Double-Trigger” Change in Control Severance Arrangements	Provide change in control payments and benefits to executive officers only upon a qualifying termination of employment within 12 months of a change in control of our Company
Other Benefits	Generally provide the same health and welfare benefits as offered to all of our employees

2019 EXECUTIVE COMPENSATION ACTIONS	(page 29)
Base Salaries

•	Increased the base salaries of our named executive officers ("NEO" or "NEOs") from their 2018 levels.
Annual Cash Bonuses

•	Based on overall Company performance in 2019, awarded cash bonuses that were, on average, 109% of each NEO's target annual cash bonus opportunity.
Long-term Incentive Compensation

•	Approved annual equity awards consisting of 50% RSAs and 50% PRSUs for our NEOs that met competitive market practices, supported our retention objectives and rewarded overall company performance.

•
Based on overall Company performance in 2019, determined that 109% of the shares of our common stock subject to the PRSUs granted in February 2019 will vest in three equal annual installments starting in February 2020 subject to each NEO's continued employment as of each vesting date.

Amended and Restated CEO Employment Agreement

•	Entered into an amended and restated employment and noncompetition agreement (the "Amended Agreement") with our CEO.

2019 NEO COMPENSATION SUMMARY	(page 43)
Set forth below is the 2019 compensation for each of our named executive officers as determined under SEC rules. This table is not a substitute for the compensation tables, including the Summary Compensation Table, required by the SEC and set forth elsewhere in this proxy statement. See the notes accompanying the 2019 Summary Compensation Table beginning on page 43 for more information.

Name and Principal Position	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Michael P. Gianoni President and CEO	$737,251	$9,482,108		$805,128	$108,723	$11,133,210
Anthony W. Boor Executive Vice President and CFO	474,873	3,555,771		337,086	38,363	4,406,094
Kevin P. Gregoire Executive Vice President and President, Enterprise Markets Group	434,579	2,370,566		308,483	25,891	3,139,519
Kevin W. Mooney Executive Vice President and President, General Markets Group	460,350	2,370,566		326,777	23,251	3,180,944
Jon W. Olson Senior Vice President and General Counsel	337,438	1,481,623		184,252	20,337	2,023,650

2020 Proxy Statement	7

65 FAIRCHILD STREET
CHARLESTON, SC 29492

April 21, 2020

PROXY STATEMENT

The Board of Directors (the "Board" or "Board of Directors") of Blackbaud, Inc. (the "Company") is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at the 2020 Annual Meeting of Stockholders of Blackbaud, Inc. The meeting will be a live virtual meeting held via the Internet at http://www.virtualshareholdermeeting.com/BLKB2020 on Wednesday, June 10, 2020 at 4:00 p.m. Eastern Time. The proxies also may be voted at any adjournments or postponements of the meeting.
We are first furnishing the proxy materials including the Notice of Annual Meeting of Stockholders, this Proxy Statement, our 2019 Annual Report to Stockholders, including financial statements, and a proxy card for the meeting, by providing access to them via the Internet on April 21, 2020. All properly completed proxies submitted by Internet or telephone and properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.
Only owners of record and beneficial owners of common stock of the Company as of the close of business on the record date, April 13, 2020, are entitled to notice of, and to vote at, the meeting or at any adjournments or postponements of the meeting. Each owner of record and beneficial owner on the record date is entitled to one vote for each share of common stock held. Stockholders’ votes will be tabulated by persons appointed by the Board to act as inspectors of election for the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2020.
The Notice of Annual Meeting of Stockholders, Proxy Statement and 2019 Annual Report to Stockholders, including financial statements, are available at www.proxyvote.com

8	2020 Proxy Statement

GOVERNANCE
PROPOSAL 1 — ELECTION OF DIRECTORS
The Board of Directors consists of seven members and is divided into three classes, the members of which each serve for a staggered three-year term. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. Each of our existing Class A directors, Timothy Chou, Ph.D. and Joyce M. Nelson, have been nominated to fill a three-year term expiring in 2023. The two other classes of directors, who were elected for terms expiring at the annual meetings in 2021 and 2022, respectively, will remain in office.
If you are a stockholder of record, unless you mark your Proxy Card otherwise, the proxy holders will vote the proxies received by them for the two Class A nominees named above, each of whom is currently a director and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, your proxy will be voted for any nominee designated by the Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director.
If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.

✓	The Board of Directors unanimously recommends that stockholders vote FOR the two Class A director nominees.

The voting requirements for this Proposal 1 are described above and under "Additional Information" on page 53 of this Proxy Statement.

Director Qualifications
The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole in light of the Company's current business. The Board believes areas of contribution to a well-functioning Board to effectively oversee the Company's strategy and management include:

2020 Proxy Statement	9

GOVERNANCE	Table of Contents

Biographies of Our Director Nominees
The biographies of our directors as of April 13, 2020 are set forth below. There are no family relationships among our directors, director nominees or executive officers. The business address for each of our directors, director nominees and executive officers for matters regarding Blackbaud is 65 Fairchild Street, Charleston, South Carolina 29492.

TIMOTHY CHOU, Ph.D.	Age	65	Director since June 2007

President of Oracle On Demand, a division of Oracle Corporation (Retired)

INDEPENDENT DIRECTOR Class A			DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires	2020		✓	Business Operations
Blackbaud Board Committees Nominating and Corporate Governance			✓	Technology and Software Industries
Other Public Boards Teradata Corporation			✓	Business Development and Corporate Transactions
			✓	Corporate Governance
			✓	Public Company Board Service
Biography
Dr. Chou joined the Board of Directors in June 2007. From November 1999 until January 2005, he served as President of Oracle On Demand, a division of Oracle Corporation, an American multinational computer technology corporation. Prior to that, Dr. Chou served as Chief Operating Officer of Reasoning, Inc., an information technology services firm, and as Vice President, Server Products, of Oracle Corporation. Dr. Chou is the author of “The End of Software” and has been a lecturer at Stanford University since 1982. He is a member of the board of directors of Teradata Corporation, a publicly traded global big data analytics company. Dr. Chou holds a BS in Electrical Engineering from North Carolina State University and MS and PhD degrees in Electrical Engineering from the University of Illinois Urbana-Champaign.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Dr. Chou’s knowledge and experience in the software-as-a-service and cloud computing industry, corporate governance as well as his senior leadership roles and operational experience in large organizations in the information technology industry led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

JOYCE M. NELSON	Age	69	Director since September 2012

President and Chief Executive Officer of National Multiple Sclerosis Society (Retired)

INDEPENDENT DIRECTOR Class A			DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires	2020		✓	Leadership - Former CEO
Blackbaud Board Committees Compensation, Nominating and Corporate Governance			✓	Nonprofit Industry
			✓	Business Operations
Other Public Boards None			✓	Corporate Governance
Biography
Ms. Nelson joined the Board of Directors in September 2012. From October 2011 to her retirement from full-time employment in September 2012, Ms. Nelson served as a special consultant to the in-coming President and Chief Executive Officer of the National Multiple Sclerosis Society (“NMSS”), a nonprofit organization focused on multiple sclerosis. From November 2004 to October 2011, Ms. Nelson served as President and Chief Executive Officer of NMSS. From December 1991 to November 2004, she led NMSS's national field services and fundraising departments. From June 1985 to December 1991, she led the Mid America (Greater Kansas City) chapter of NMSS. From September 1983 to June 1985, she oversaw fundraising activities for the Northern California Chapter of NMSS. Ms. Nelson was on the board of directors of NMSS from November 2004 to November 2011 and the Multiple Sclerosis International Federation from November 2004 to November 2011, as well as the advisory board to the North Park University School of Nonprofit Management from September 2006 to June 2010. In 2016,

10	2020 Proxy Statement

Table of Contents	GOVERNANCE

Ms. Nelson was elected to the board of the National Endowment for Financial Education where she currently serves as Chair of the Governance committee and as a member of the Compensation committee. Ms. Nelson holds a BA in English from North Park University, where she was named Distinguished Alum and awarded an honorary doctorate in 2012.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Ms. Nelson’s leadership experience at a large nonprofit organization, including her knowledge and extensive operational experience in the nonprofit industry as well has her experience in corporate governance led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that she is well qualified to serve as a director of our Company.

Biographies of Our Directors Not Up For Re-election At This Meeting

GEORGE H. ELLIS	Age	71	Director since March 2006

Managing Director of Huron Consulting Group, Inc.

INDEPENDENT DIRECTOR Class B			DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires	2021		✓	Leadership - Former CEO
Blackbaud Board Committees Audit (Chair)			✓	Accounting and Finance
Other Public Boards Liquidity Services, Inc.			✓	Nonprofit Industry
			✓	Technology and Software Industries
			✓	Public Company Board Service
Biography
Mr. Ellis joined the Board of Directors in March 2006. Mr. Ellis is a Managing Director of Huron Consulting Group, Inc., a Nasdaq traded consulting and services company. Mr. Ellis joined Huron in February 2015 in connection with Huron's acquisition of The Studer Group L.L.C. Mr. Ellis served as the Chief Financial Officer of The Studer Group L.L.C., a private company in the health care industry, since September 2011. Prior to that, from July 2006 to August 2011, Mr. Ellis was Chief Financial Officer of Global 360, Inc., now OpenText Corporation, a private company offering business process management services. Since April 2010, Mr. Ellis has served on the board of Liquidity Services, Inc., currently as Chairman of its audit committee. He has also served in several capacities at Softbrands, Inc., as a member of its board of directors from October 2001 to August 2009, serving as Chairman from October 2001 to June 2006, and Chief Executive Officer from October 2001 to January 2006. Mr. Ellis was the Chairman and Chief Executive Officer of AremisSoft Corporation from October 2001 to confirmation of its plan of reorganization under Chapter 11 of the Federal Bankruptcy Code in August 2002. Mr. Ellis, who served as a director of AremisSoft from April 1999 until February 2001, accepted the position at AremisSoft to assist in the reorganization. Mr. Ellis served on the board of directors of PeopleSupport, Inc. from October 2004 to October 2008. Mr. Ellis served as the Chief Operating Officer of the Community Foundation of Texas from August 1999 to July 2001. Mr. Ellis has served on the board of directors and advisory boards of several nonprofit companies in the Dallas area. Mr. Ellis is a licensed CPA and an attorney in the State of Texas. Mr. Ellis is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for corporate directors, earned the NACD certificate for Directors Cyber Security Oversight and supplements his skill set through ongoing engagement with the director community and access to leading practices. Mr. Ellis holds a BS in accounting from Texas Tech University and a JD from Southern Methodist University.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Ellis’ knowledge and experience in leading large organizations in the information technology industry and his experience with financial, auditing and legal matters, as well as with nonprofit companies, led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

2020 Proxy Statement	11

GOVERNANCE	Table of Contents

THOMAS R. ERTEL	Age	64	Director since December 2017

Partner of Ernst & Young, LLP (Retired)

INDEPENDENT DIRECTOR Class C			DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires	2022		✓	Accounting and Finance
Blackbaud Board Committees Audit			✓	Business Development and Corporate Transactions
Other Public Boards None			✓	Business Operations
Biography
Mr. Ertel joined the Board of Directors in December 2017. He was a Partner at Ernst & Young, LLP, an accounting firm, from June 2002 until his retirement from full-time employment in June 2017. Prior to that, Mr. Ertel spent 25 years, including 13 years as Partner, with Arthur Andersen, LLP, an accounting firm. Since October 2017, Mr. Ertel has served as Senior Vice President and Chief Accounting Officer of Strada Education Network, a nonprofit organization that strengthens America's pathways between education and employment. He holds a BS in Accounting from Ball State University and has maintained an active CPA license in the State of Indiana since 1980.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Ertel’s knowledge and experience in auditing and accounting, and in corporate transactions, as well as his management skills, led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

MICHAEL P. GIANONI	Age	59	Director since January 2014

President and Chief Executive Officer of Blackbaud, Inc.

NON-INDEPENDENT DIRECTOR Class C			DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires	2022		✓	Leadership - Current CEO
Blackbaud Board Committees None			✓	Business Operations
Other Public Boards Teradata Corporation			✓	Technology and Software Industries
			✓	Nonprofit Industry
			✓	Public Company Board Service
Biography
Mr. Gianoni joined us as President, Chief Executive Officer and a member of the Board of Directors in January 2014. Prior to joining us, he served as Executive Vice President and Group President, Financial Institutions at Fiserv, Inc., a global technology provider serving the financial services industry, from January 2010 to December 2013. He joined Fiserv as President of its Investment Services division in December 2007. Mr. Gianoni was Executive Vice President and General Manager of CheckFree Investment Services, which provided investment management solutions to financial services organizations, from June 2006 until December 2007 when CheckFree was acquired by Fiserv. From May 1994 to November 2005, he served as Senior Vice President of DST Systems Inc., a global provider of technology-based service solutions. Mr. Gianoni is a member of the Board of Directors of Teradata Corporation, a publicly traded global big data analytics company. Mr. Gianoni has served on several nonprofit boards across several segments, including relief organizations, hospitals and higher education. He currently is a board member of the International African American Museum. He holds an AS in electrical engineering from Waterbury State Technical College, a BS with a business concentration from Charter Oak State College, and an MBA and an honorary Doctorate from the University of New Haven.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Gianoni's unique knowledge and experience in the technology industry and his experience with nonprofit organizations, as well as his leadership as our President and CEO since January 2014, led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

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ANDREW M. LEITCH	Age	76	Director since February 2004

Chairman of the Board of Blackbaud, Inc., Regional Partner - Asia of Deloitte & Touche LLP (Retired)

INDEPENDENT DIRECTOR Class B			DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires	2021		✓	Leadership - Current Chairman
Blackbaud Board Committees Nominating and Corporate Governance (Chair), Audit, Compensation, Risk Oversight			✓	Accounting and Finance
			✓	Corporate Governance
Other Public Boards STR Holdings, Inc., Gene Biotherapeutics Inc.			✓	Public Company Board Service
Biography
Mr. Leitch joined the Board of Directors in February 2004 and has served as our Chairman since July 2009. Mr. Leitch was with Deloitte & Touche LLP, an accounting firm, for over 27 years, serving in various senior roles including Regional Partner for Asia. Mr. Leitch has served on the boards of directors of the following public companies: STR Holdings, Inc. since November 2009 and Gene Biotherapeutics Inc. since August 2007. Mr. Leitch has also served as director of various private equity portfolio companies, including within the software sector. He is a licensed CPA in the State of New York and a Chartered Accountant in Ontario, Canada.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Leitch’s experience in auditing and accounting, corporate governance, board service on various other public companies as well as his leadership as our Board Chairman since July 2009, led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

SARAH E. NASH	Age	66	Director since July 2010

Vice Chairman, JPMorgan Chase & Co.'s Investment Bank (Retired)

INDEPENDENT DIRECTOR Class C			DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires	2022		✓	Business Development and Corporate Transactions
Blackbaud Board Committees Compensation (Chair), Nominating and Corporate Governance			✓	Accounting and Finance
			✓	Corporate Governance
Other Public Boards Knoll, Inc., L Brands, Inc.			✓	Nonprofit Industry
			✓	Public Company Board Service
Biography
Ms. Nash joined the Board of Directors in July 2010. Since 2018, Ms. Nash has served as Chairman and CEO of Novagard, Inc., a privately held innovator and manufacturer of silicone, hybrid and foam solutions for the building systems, electronics, EV and battery, industrial and transportation markets. Ms. Nash spent nearly 30 years in investment banking at JPMorgan Chase & Co. (and predecessor companies), a financial services firm, retiring as Vice Chairman in July 2005. She currently serves on the boards of directors of Knoll, Inc., HBD Industries, Inc., Irving Oil Company and L Brands, Inc. where she serves as a member of the audit and finance committees. Ms. Nash is trustee of the New York-Presbyterian Hospital, Chair of the International Friends Advisory Board of the Montreal Museum of Fine Arts and a member of the National Board of the Smithsonian Institution. Ms. Nash holds a BA in political science from Vassar College.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Ms. Nash’s knowledge and experience in capital markets, strategic transactions, corporate governance and nonprofit organizations led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that she is well qualified to serve as a director of our Company.

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BOARD OF DIRECTORS AND COMMITTEES
The Board of Directors currently comprises seven members, namely Chairman Andrew M. Leitch, Timothy Chou, Ph.D., George H. Ellis, Thomas R. Ertel, Michael P. Gianoni, Sarah E. Nash and Joyce M. Nelson. Peter J. Kight served as a director until his resignation from the Board on February 14, 2020.
We have historically separated the positions of Chairman, currently independent director Andrew M. Leitch, and Chief Executive Officer (“CEO”), currently Michael P. Gianoni. While the Board of Directors believes the separation of these positions has served our Company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chairman and CEO. We believe our leadership structure is appropriate given the size of our Company in terms of number of employees. Mr. Leitch’s experience on boards of directors and management skills led to the conclusion of our Nominating and Corporate Governance Committee, and that of our full Board, that he is well qualified to serve as Chairman.

Independence of Directors
The Board of Directors has adopted categorical standards or guidelines to assist it in making independence determinations with respect to each director. These standards are published in Section 1 of our Corporate Governance Guidelines and are available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com. Each of our directors and executive officers completes an annual questionnaire to confirm that there are no material relationships or related person transactions between such individuals and the Company other than those previously disclosed to Blackbaud and agrees to notify the Company in the event of any changes to that information. Based on its review of a summary of the answers to the questionnaires, the Board has determined that the following six directors are independent within the meaning of Rule 5605(a)(2) of the Nasdaq Marketplace Rules: Dr. Chou, Mr. Ellis, Mr. Ertel, Mr. Leitch, Ms. Nash and Ms. Nelson. The Board also determined that Mr. Kight, who served on our Board for all of fiscal year 2019 and until his resignation on February 14, 2020, was independent. As part of such determination of independence, the Board has affirmatively determined that none of these directors has a relationship with the Company or the Company's management that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. Mr. Gianoni, our President and CEO, is the only member of management serving as a director.
Each Board committee is composed entirely of independent directors in accordance with Rule 5605(a)(2) of the Nasdaq Marketplace Rules, the Sarbanes-Oxley Act and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”), as applicable. The Board and each committee have the authority to obtain, at our expense, the advice and assistance from independent advisors, experts and others as they may deem necessary, and to the extent they engage any such advisors they consider the independence of such advisors and any conflict of interest that may exist.
Furthermore, our Compensation Committee consists entirely of independent directors in accordance with Nasdaq Marketplace Rule 5605(d)(2)(A). The Board has also determined that each member of the Compensation Committee qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code, and each member qualifies as a "non-employee director" under Rule 16b-3 of the Exchange Act.

Director Independence
(85.7% Independent)

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Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. The Board of Directors adopted these Corporate Governance Guidelines in order to ensure that it has the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board follows, including, but not limited to, Board and Committee composition and selection, director responsibilities, director access to executive officers and employees, and CEO performance evaluation and succession planning. A copy of our Corporate Governance Guidelines is available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.

Code of Business Conduct and Ethics and Code of Ethics
The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees. The Board has also adopted a separate Code of Ethics for our CEO and all senior financial officers, including our Chief Financial Officer (“CFO”), who is our principal accounting officer, our Corporate Controller, or persons performing similar functions. We will provide copies of our Code of Business Conduct and Ethics and Code of Ethics without charge upon request. To obtain a copy of our Code of Business Conduct and Ethics or Code of Ethics, please send your written request to Blackbaud, Inc., 65 Fairchild, Charleston, South Carolina 29492, Attn: General Counsel. Our Code of Business Conduct and Ethics and Code of Ethics are also available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics or the Code of Ethics by posting such information on our website.

Communication with the Board of Directors
Stockholders who wish to communicate with members of the Board of Directors, including the directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive offices. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of correspondence.

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Information Regarding Meetings of the Board and Committees
During 2019, the Board of Directors held four meetings. Each of our current, and then-serving, directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served during 2019.
The Board has established four standing committees. The following table provides membership and meeting information for each of the committees during 2019.

Name	Audit Committee		Compensation Committee	Nominating and Corporate Governance Committee	Risk Oversight Committee
Timothy Chou, Ph.D.				●
George H. Ellis	●	†
Thomas R. Ertel	●	†
Michael P. Gianoni
Peter J. Kight(1)	●				●
Andrew M. Leitch(2)	●	†	●	●	●
Sarah E. Nash			●	●
Joyce M. Nelson			●	●
2019 Meetings	12		5	4	4
● - Committee Chair
† - Audit Committee Financial Expert

(1)	Mr. Kight served on the Audit Committee through June 2019 and he served as Chair of the Risk Oversight Committee until his resignation from the Board of Directors effective February 14, 2020.

(2)	Upon Mr. Kight's resignation from the Board effective February 14, 2020, Mr. Leitch became Chair of the Risk Oversight Committee.
Although we do not have a formal written policy with respect to directors’ attendance at our annual meetings of stockholders, we strongly encourage all directors to attend. All of our then-serving directors attended our 2019 Annual Meeting of Stockholders. In addition to the meetings held by the above-referenced committees, the independent non-employee members of the Board of Directors regularly meet in executive session without our CEO or any executive officers present. One purpose of these executive sessions is to evaluate the performance of management.
Each of the above-referenced committees operates pursuant to a formal written charter. The charters for each committee, which have been adopted by the Board of Directors, contain a detailed description of the respective committee’s duties and responsibilities and are available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.

AUDIT COMMITTEE
Committee Members		Primary Responsibilities
(all independent)		Pursuant to its charter, the Committee assists the Board in its oversight of:
		●	the integrity of our financial statements;
George H. Ellis (Chair)† Thomas R. Ertel† Andrew M. Leitch†		●	the performance of our internal audit function;
		●	the qualifications, independence and performance of our independent registered public accounting firm, for whose appointment the Committee bears primary responsibility;
		●	the review of our annual audited financial statements and quarterly financial statements;
2019 Meetings:	12	●	the review of our capital management;
† Audit Committee Financial Expert		●	the review of our public disclosures related to earnings, guidance and other matters as appropriate; and
		●	the review of our compliance with certain financial, regulatory and legal requirements.
For more information regarding the duties and operations of the Audit Committee, see “Audit Committee Report” on page 51 of this Proxy Statement.

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COMPENSATION COMMITTEE
Committee Members		Primary Responsibilities
(all independent)		Pursuant to its charter, the Committee:
		●	reviews and approves all compensation decisions relating to our executive officers, including approving the compensation decisions for the CEO;
Sarah E. Nash (Chair) Andrew M. Leitch Joyce M. Nelson		●	annually reviews and approves the compensation of our non-employee members of the Board of Directors;
		●	periodically reviews and makes recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans;
2019 Meetings:	5	●	periodically reviews and makes recommendations to the Board of Directors with respect to stock ownership guidelines for the Company's executive officers and non-employee directors;
		●	administers and amends the Company's various incentive compensation and other similar plans; and
		●	reviews and assesses on a periodic basis the Company's compliance with laws and regulations relating to compensation and employee benefits, and other human resource matters.
Compensation Decisions
In evaluating incentive and other compensation and equity-based plans, the Compensation Committee considers the results of the most recent non-binding stockholder advisory ("Say-on-Pay") vote on named executive officer compensation. As part of its review, the Compensation Committee also considers compensation data with respect to the executive officers' counterparts at the companies in our compensation peer group and the recommendations of the CEO regarding compensation for those executive officers reporting directly to him as well as our other officers. See “Compensation Discussion and Analysis” beginning on page 27 of this Proxy Statement.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Committee Members		Primary Responsibilities
(all independent)		Pursuant to its charter, the Committee has responsibility for:
		●	identifying individuals qualified to become Board members;
Andrew M. Leitch (Chair) Timothy Chou, Ph.D. Sarah E. Nash Joyce M. Nelson		●	recommending to the Board director nominees for the next Annual Meeting of Stockholders;
		●	reviewing the qualifications and independence of the members of the Board and its various committees;
●
recommending to the Board the Corporate Governance Guidelines and reviewing such Guidelines on a regular basis to ensure compliance with sound corporate governance practices and legal, regulatory and Nasdaq requirements;

2019 Meetings:	4	●	leading the Board and its committees in their annual self-evaluation process; and
		●	reviewing our Company’s governance scores and ratings from third parties.
Selection of Nominees for the Board of Directors
The Nominating and Corporate Governance Committee is responsible for establishing the criteria for recommending which directors should stand for re-election to the Board and the selection of new directors to serve on the Board. In addition, the Committee is responsible for establishing the procedures for our stockholders to nominate candidates to the Board. The Committee has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics, including strength of character, mature judgment, career specialization, relevant technical skills, diversity of race, ethnicity, gender, age, cultural background and professional experience, and independence. With the assistance of an independent search firm, the Committee regularly identifies individuals who have expertise that would complement and enhance the current board’s skills and experience. While it does not have a specific written policy with regard to the consideration of diversity in identifying director nominees, the Committee does consider diversity to be an additional desirable characteristic in potential nominees because the Board believes that a variety of points of view contributes to a more effective decision-making process. This commitment to diversity is part of our Corporate Governance Guidelines, which are available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.

Director Tenure
The Nominating and Corporate Governance Committee generally practices a long-term approach to board refreshment. We believe that a variety of tenures on our Board helps to provide an effective mix of deep experience and fresh perspective to our boardroom. The average tenure of Blackbaud directors is 9.9 years.

Director Tenure
(as of April 13, 2020)

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Board Diversity
The current composition of our Board reflects the importance of diversity to the Board as approximately 43% of our directors are women or minority individuals.

Board Diversity
Stockholder Nominations of Directors
Our Bylaws permit any stockholder of record to nominate directors. Stockholders wishing to nominate a director must deliver written notice of the nomination to the Corporate Secretary at our principal executive offices and any such notice must comply with the provisions set forth in our Bylaws, including the requirements as to the timing for providing such notice and the information to be included in the notice. Our Bylaws were amended and restated on June 13, 2019 and, as part of that amendment and restatement, the procedural mechanics in connection with stockholder nominations of directors were enhanced. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and will evaluate a nominee recommended by a stockholder in the same manner in which the Committee evaluates nominees recommended by other persons as well as its own nominee recommendations.
CEO and Executive Management Succession Planning
Assuring we have appropriate executive management talent to successfully pursue our strategies is one of the Board's primary responsibilities. To this end, at least annually, the Board discusses succession planning for our CEO and the remainder of our executive management. To help fulfill the Board's responsibility, pursuant to our corporate governance guidelines, the Nominating and Corporate Governance Committee is responsible for ensuring that we have in place appropriate planning to address CEO succession both in the ordinary course of business and in emergency situations. Our CEO provides the Board with recommendations and evaluations of potential successors, along with a review of their development plans when the individuals are internal candidates.

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RISK OVERSIGHT COMMITTEE
Committee Members		Primary Responsibilities
(all independent)		Pursuant to its charter, the Committee assists the Board in its oversight of:
		●	the Company's risk management, compliance and control activities as they relate to information technology security;
Andrew M. Leitch (Chair)(1)		●
the Company's cybersecurity risks, including the Company's cyber risk management practices, adequacy of cyber-insurance, adequacy of an incident response plan and the Company's ability to respond to a cyber breach;

2019 Meetings:	4	●	the Company's systems of operational controls regarding certain legal and regulatory compliance; and
		●	the compliance with certain legal and regulatory requirements applicable to the Company.

(1)	Mr. Leitch took the role of Risk Oversight Committee Chair following the resignation of Mr. Kight from the Board of Directors effective February 14, 2020.
While our Company’s senior management is responsible for management of risk, the Board and its committees play a significant role in overseeing this function. Each of the committees oversees risks associated with its respective area of responsibility. In particular, the Audit Committee oversees risk related to our accounting, tax, financial and public disclosure processes. It also assesses risks associated with our financial assets. The Compensation Committee oversees risks related to our compensation and benefit plans, programs and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. The Nominating and Corporate Governance Committee seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices. The Risk Oversight Committee oversees risks related to information technology security, in addition to the risk oversight described above. Each of the committees regularly reports to the full Board as appropriate on its efforts at risk oversight and on any matter that rises to a material or enterprise level of risk.
DIRECTOR COMPENSATION
The general policy of the Board of Directors is that the compensation for our non-employee directors should be a mix of cash and equity-based compensation. The Board periodically reviews our director compensation program and practices, generally once every other year, and makes changes as it deems appropriate.
For 2019, the annual compensation for our non-employee directors consisted of the following components:

Component	Amount and Description	Maximum Number of Meetings (if applicable)
Annual Cash Retainer(1)	$60,000	8
Annual Equity Awards
Approximately $235,000 in RSAs that vest in full on the first anniversary of the date of grant or, if earlier, immediately prior to the following annual election of directors of our Company, provided that the director is still serving as a member of the Board of Directors at that time. Recipients of RSAs have the right to vote such shares and receive dividends

Board Chair Fee(1)	$100,000
Committee Chair Fees(1)	$30,000 for the Audit Committee $25,000 for the Compensation Committee $15,000 for the Nominating and Corporate Governance Committee $20,000 for the Risk Oversight Committee	12 8 4 4
Committee Member Fees(1)	$15,000 for the Audit Committee $10,000 for the Compensation Committee $10,000 for the Nominating and Corporate Governance Committee $10,000 for the Risk Oversight Committee	12 8 4 4
Meeting Fees	None

(1)	The annual cash retainer and other fees are paid on a quarterly basis.

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2019 Director Compensation Table
The following table sets forth the total compensation paid to each of our non-employee directors in 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(4) ($)	All Other Compensation(2) ($)	Total ($)
Timothy Chou, Ph.D.	$70,000	$245,492	$1,197	$316,689
George H. Ellis	90,000	245,492	1,197	336,689
Thomas R. Ertel	75,000	245,492	1,197	321,689
Peter J. Kight(3)	95,000	245,492	1,197	341,689
Andrew M. Leitch	210,000	245,492	1,197	456,689
Sarah E. Nash	92,000	245,492	1,197	338,689
Joyce M. Nelson	80,000	245,492	1,197	326,689

(1)
On August 5, 2019, we granted each of our non-employee directors then serving 2,842 RSAs with a grant date fair value of $245,492, computed in accordance with FASB ASC Topic 718. No options to purchase shares of our common stock or SAR awards for shares of our common stock were granted to our non-employee directors in 2019.

(2)	The amounts reported consist of dividends paid in 2019 on shares of our common stock subject to unvested RSAs granted as equity compensation.

(3)	Mr. Kight resigned from the Board of Directors effective February 14, 2020.

(4)	The following table shows the aggregate number of RSAs and shares received upon the exercise of options held by our non-employee directors as of December 31, 2019:

Name	Number of RSAs and Shares Held
Dr. Chou	22,956
Mr. Ellis	6,996
Mr. Ertel	6,227
Mr. Kight	16,594
Mr. Leitch	23,850
Ms. Nash	21,836
Ms. Nelson	15,893

Director Stock Ownership Guidelines
Under our Non-Employee Directors’ Stock Ownership Guidelines, it is expected that our non-employee directors will accumulate and hold, through their receipt of equity compensation, not later than three years after first receiving his or her first annual RSA, $100,000 of our common stock. Once a non-employee director has been a director for five consecutive years, he or she is expected to accumulate and hold, through his or her receipt of equity compensation, $200,000 of our common stock. Additionally, non-employee directors should not dispose of any vested RSAs granted to such director until reaching these ownership targets, unless the disposition is to satisfy tax obligations resulting from the lapse of restrictions. As of December 31, 2019, each of our non-employee directors was in compliance with the Non-Employee Directors' Stock Ownership Guidelines.

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The following table shows the ownership levels of our non-employee directors as of December 31, 2019:

Name	Stock Ownership Requirement	Number of Shares or RSAs Owned(1)	Value of Shares or RSAs Owned(2)	Ownership as a Multiple of Requirement(2)
Dr. Chou	$200,000	22,956	$1,827,298	9.1x
Mr. Ellis	200,000	6,996	556,882	2.8x
Mr. Ertel(3)	—	6,227	495,669	—
Mr. Kight(4)	200,000	86,738	6,904,345	34.5x
Mr. Leitch	200,000	23,850	1,898,460	9.5x
Ms. Nash	200,000	21,836	1,738,146	8.7x
Ms. Nelson	200,000	15,893	1,265,083	6.3x

(1)	Includes vested and unvested shares of our common stock subject to RSAs beneficially owned.

(2)	Based on $79.60 per share, which was the closing market price of our common stock on the Nasdaq Global Select Market on December 31, 2019, the last trading day of that fiscal year.

(3)
Since Mr. Ertel had been a director of the Company for less than three years as of December 31, 2019, he was not required to meet an ownership target. However, as of December 31, 2019, Mr. Ertel achieved 5.0x the three-year requirement.

(4)	Mr. Kight resigned from the Board of Directors effective February 14, 2020.

Continuing Director Education
Our non-employee directors are encouraged to attend director education seminars that are designed to develop skills and strategies for effective service on the Board. As such, it is our policy to reimburse our non-employee directors for the reasonable and direct costs, including transportation and lodging, of attending such educational seminars. These reimbursement costs are not included in the “2019 Director Compensation Table” above.
TRANSACTIONS WITH RELATED PERSONS
The written charter of our Audit Committee authorizes, and the Nasdaq Marketplace Rules require, our Audit Committee to review and approve related person transactions. In reviewing related person transactions, our Audit Committee applies the basic standard that transactions with related persons should be made on terms no less favorable to us than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements and certain other specified categories of transactions between us and our executive officers, directors, principal stockholders and their affiliates must be approved by our Audit Committee or a majority of the disinterested directors, and must continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties. Since January 1, 2019, we had no transactions in which we were a participant where the amount involved exceeded $120,000 and one or more of our executive officers, directors, principal stockholders or their affiliates had a direct or indirect material interest.
ENVIRONMENTAL AND SOCIAL RESPONSIBILITY
We drive social good through our commitment to being a responsible corporate citizen across the communities where our employees live and work. Through our giving and volunteerism, we support causes that are meaningful to our employees and to the Company. Through our Blackbaud Community Matters Grants, an employee-led program that distributes funds to local nonprofits, we not only fund organizations making an impact in our communities, we also educate our employees on what it means to be grantmakers. Through the Blackbaud Institute, we elevate the sector as a whole by bringing together innovative experts in philanthropy to conduct research and uncover insight from the most comprehensive data set in the social good community, helping us drive impact.
Our growth and market leadership support an environment where people can learn and develop. We subscribe to a total rewards philosophy built on principles of equity and pay-for-performance. We embrace a culture of mutual respect and inclusion where diverse people with different experiences, perspectives and backgrounds serve the entire social good community.
We worked diligently to ensure that our LEED Gold certified World Headquarters is sustainable. These efforts included occupancy sensors, solar panels, electric vehicle charging stations, and locally sourced food in the cafeteria. The building is

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also home to the Blackbaud Innovation Center, a high-tech meeting place designed to help the world’s change agents come together to cultivate ideas and transform them into positive impact. Our Innovation Center includes spaces to host our ongoing community development and corporate citizenship activities, like our Camp Blackbaud program and our employee-led service projects by our new hire classes for organizations across our communities.

2.9x	In 2019, Blackbaud employees participated in the Company's matching gifts program at 2.9x the national median as reported by the Committee Encouraging Corporate Philanthropy (CECP).

It is important to us to be a caring employer, govern our business ethically, positively impact our communities and build a better world by reducing our impact on the environment. To learn more about our social responsibility efforts, please view our 2019 Blackbaud Social Responsibility Report at www.blackbaud.com/company/corporate-social-responsibility. The information contained, or available through, our website is not incorporated by reference in this Proxy Statement.

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STOCK OWNERSHIP
OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Five Percent Beneficial Owners of Company Stock
Set forth in the table below is information about the number of shares held by holders we know to be the beneficial owners of more than 5% of our issued and outstanding common stock as of April 13, 2020. As of April 13, 2020, there were 49,621,157 shares of our common stock outstanding.

Name and Address	Total Shares Beneficially Owned	Percentage Beneficially Owned(1)
BlackRock, Inc.(2)	5,832,343	11.75%
55 East 52nd Street
New York, New York 10055
Wellington Management Group LLP(3)	4,840,866	9.76%
280 Congress Street
Boston, Massachusetts 02210
The Vanguard Group, Inc.(4)	4,724,609	9.52%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Janus Henderson Group PLC(5)	4,694,098	9.46%
201 Bishopsgate
London, EC2M 3AE, United Kingdom
Eaton Vance Management(6)	4,588,347	9.25%
2 International Place
Boston, Massachusetts 02110
Brown Capital Management, LLC(7)	3,453,453	6.96%
1201 North Calvert Street
Baltimore, Maryland 21202
Champlain Investment Partners, LLC(8)	2,601,290	5.24%
180 Battery Street
Burlington, Vermont 05401

(1)	The ownership percentages set forth in this column are based on the assumption that each of the stockholders continued to own the number of shares reflected in the table above on April 13, 2020.

(2)
Based solely on information contained in Schedule 13G/A filed with the SEC on February 4, 2020, by BlackRock, Inc. As of December 31, 2019, BlackRock reported that it had sole voting power over 5,745,897 shares and sole dispositive power over 5,832,343 shares.

(3)
Based solely on information contained in Schedule 13G/A filed with the SEC on January 28, 2020, by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. As of December 31, 2019, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP reported that each had shared voting power over 4,345,806 shares and shared dispositive power over 4,840,866 shares. As of December 31, 2019, Wellington Management Company LLP reported that it had shared voting power over 4,266,039 shares and shared dispositive power over 4,703,309 shares.

(4)
Based solely on information contained in Schedule 13G/A filed with the SEC on February 12, 2020, by The Vanguard Group, Inc. As of December 31, 2019, Vanguard reported that it had sole voting power over 102,402 shares, shared voting power over 10,326 shares, sole dispositive power over 4,617,713 shares and shared dispositive power over 106,896 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 96,570 shares of the Company as a result of serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 16,158 shares of the Company as a result of serving as investment manager of Australian investment offerings.

(5)
Based solely on information contained in Schedule 13G/A filed with the SEC on February 13, 2020, by Janus Henderson Group PLC and Janus Henderson Triton Fund. As of December 31, 2019, Janus Henderson Group PLC reported that it had shared voting and dispositive power over 4,694,098 shares due to its ownership of Intech Investment Management LLC, Janus Capital Management LLC, Perkins Investment Management LLC, Geneva Capital Management LLC, Henderson Global Investors Limited and Janus Henderson Investors Australia Institutional Funds Management Limited. As of December 31, 2019, Janus Henderson Triton Fund reported that it had shared voting and dispositive power over 2,664,891 shares.

(6)
Based solely on information contained in Schedule 13G/A filed with the SEC on February 12, 2020, by Eaton Vance Management. As of December 31, 2019, Eaton reported that it had sole voting and dispositive power over 4,588,347 shares.

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Table of Contents	STOCK OWNERSHIP

(7)
Based solely on information contained in Schedule 13G/A filed with the SEC on February 14, 2020, by Brown Capital Management, LLC. As of December 31, 2019, Brown reported that it had sole voting power over 2,108,357 shares and sole dispositive power over 3,453,453 shares.

(8)
Based solely on information contained in Schedule 13G/A filed with the SEC on February 13, 2020, by Champlain Investment Partners, LLC. As of December 31, 2019, Champlain reported that it had sole voting power over 2,196,910 shares and sole dispositive power over 2,601,290 shares.

Executive Officers and Directors
The following table sets forth information regarding beneficial ownership of our common stock by each individual named in the 2019 Summary Compensation Table on page 43, each director, and our current executive officers and directors as a group, all as of April 13, 2020. Unless otherwise noted, voting power and investment power in common stock are exercisable solely by the named person. The address for each executive officer and director is c/o Blackbaud, Inc., 65 Fairchild Street, Charleston, South Carolina 29492.

Name	Shares Owned	Total Shares Beneficially Owned	Percentage Beneficially Owned
Anthony W. Boor	106,473	106,473	*
Timothy Chou, Ph.D.	21,106	21,106	*
George H. Ellis	6,996	6,996	*
Thomas R. Ertel	6,227	6,227	*
Michael P. Gianoni	262,070	262,070	*
Kevin P. Gregoire	61,185	61,185	*
Andrew M. Leitch	23,850	23,850	*
Kevin W. Mooney	83,975	83,975	*
Sarah E. Nash	21,836	21,836	*
Joyce M. Nelson	15,893	15,893	*
Jon W. Olson	52,336	52,336	*
All current executive officers and directors as a group (11 persons)	661,947	661,947	1.33%

*	Less than one percent.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors and any person or entity who owns more than 10% of a registered class of our common stock to file with the SEC certain reports of ownership and changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) reports on behalf of our executive officers and directors based on the information provided by them. Based solely on a review of this information and written representations from these persons that no other reports were required, we believe that, during fiscal year 2019, all our executive officers, directors and, to our knowledge, 10% stockholders complied with all applicable Section 16(a) filing requirements, with the exception of Mr. Mooney, who filed a Form 4 on February 14, 2020 reporting the forfeiture of 1,631 shares on August 8, 2009, Mr. Gregoire, who filed a Form 4 on November 7, 2019 reporting the forfeiture of 2,775 shares on May 6, 2019, and Mses. Nash and Nelson, Dr. Chou and Messrs. Ellis, Ertel, Kight and Leitch, who filed Forms 4 on August 12, 2019 reporting the acquisition of 2,842 shares of restricted stock on August 5, 2019.

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EXECUTIVE COMPENSATION
PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In deciding how to vote on Proposal 2, the Board urges you to specifically consider our executive compensation philosophy, policies and practices, all of which are fully described under “Compensation Discussion and Analysis” beginning on page 27 of this Proxy Statement.

Background
The Board recognizes the interest our stockholders have expressed in how we compensate our named executive officers. At the 2017 Meeting of Stockholders, in accordance with the Board’s recommendation, our stockholders endorsed holding an annual, non-binding stockholder advisory (“Say-on-Pay”) vote on the compensation of our named executive officers. As part of its commitment to our stockholders, the Board is submitting a Say-on-Pay proposal for stockholder consideration again this year. Each Say-on-Pay vote is being provided as required pursuant to Section 14A of the Securities Exchange Act. The Say-on-Pay vote is not intended to address any specific item of compensation, but rather our overall compensation philosophy, policies and practices as they relate to the named executive officers. While your vote is advisory and will not be binding on the Board, the Compensation Committee, or us, we strive to align our executive compensation program with the interests of our long-term stockholders. As they do every year, the Board and the Compensation Committee will take into account the outcome of this year’s Say-on-Pay vote when considering future compensation actions and decisions.

Say-on-Pay Proposal
The Board believes that our executive compensation is a competitive advantage in attracting and retaining the high caliber of executive talent necessary to drive our business forward and build sustainable value for our stockholders. Accordingly, we are asking our stockholders to vote FOR the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosures).”

Effect of Say-on-Pay Vote
As indicated above, the vote on Proposal 2 is advisory and will not be binding on the Board, the Compensation Committee, or us. However, because the Board values your opinions as expressed through votes and other communications with us, it and the Compensation Committee will carefully review the 2020 Say-on-Pay voting results in an effort to better understand any issues or concerns you may have with our executive compensation program. Stockholders who want to communicate with the Board on executive compensation or other matters should refer to “Communication with the Board of Directors” on page 15 of this Proxy Statement for additional information.

✓	The Board of Directors unanimously recommends that stockholders vote, on an advisory basis, FOR the 2019 compensation of our named executive officers.

The voting requirements for this Proposal 2 are described under "Additional Information" on page 53 of this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program, as well as the philosophy underlying this program and our related policies and practices. It focuses on the compensation of our named executive officers ("NEO" or "NEOs") for 2019, who were:

Name	Title
Michael P. Gianoni	President and Chief Executive Officer ("CEO")
Anthony W. Boor	Executive Vice President and Chief Financial Officer
Kevin P. Gregoire	Executive Vice President and President, Enterprise Markets Group (“EMG”)
Kevin W. Mooney	Executive Vice President and President, General Markets Group (“GMG”)
Jon W. Olson	Senior Vice President and General Counsel

Executive Summary
Our executive compensation program is designed to reward our executive management for effectively building stockholder value.
2019 Business Highlights
We believe that through the strength of our business model and executive leadership team, we delivered on our strategic priorities in 2019. In particular, we:

•	Acquired YourCause™, a market leader in enterprise philanthropy, corporate social responsibility and employee engagement technology, increasing our TAM to over $10 billion;

•
Announced the general availability of our breakthrough Church Management software, which is already transforming the faith community technology landscape. We now support congregations representing faith communities of all sizes, across denominations and non-denominations in more than half of the 50 U.S. states;

•	Introduced Blackbaud Purchase Cards and Expense Management in Blackbaud Financial Edge NXT®, helping social good organizations streamline financial processes and maximize mission delivery;

•
Launched our internationally renowned Peer-to-Peer Fundraising Solution in the U.S. where over 1,000 customers have signed up to use the solution and roughly half of these organizations are net new customers to Blackbaud;

•
Have seen momentum continue to build in our Higher Education Vertical where Blackbaud powers 24 of the top 25 private U.S. colleges as ranked by Forbes and, just a year after introducing our comprehensive Cloud Solution for Higher Education, we continued to transform the higher education technology landscape and demonstrate growth;

•
Made investments to grow our lead generation teams and implement leading sales engagement technology platforms to enable our teams to generate more prospects and convert those prospects into sales opportunities; and

•
Largely completed our comprehensive workplace strategy to better align our organizational objectives with our geographic footprint by optimizing our office utilization, improving our geographic sales coverage and enhancing our employees' daily experience to improve productivity and effectiveness.

These accomplishments contributed to a year of solid financial performance for us as we:

•	Increased total revenue by 6.1%;

•	Grew recurring revenue to 92.4% of total revenue;

•	Grew our non-GAAP organic recurring revenue* by 5.8%; and

•	Achieved our 2019 full-year financial guidance.
* See Appendix A for a reconciliation of non-GAAP financial measures to results reported in accordance with generally accepted accounting principles.

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Other 2019 Highlights

•	We released our second annual Social Responsibility Report, which provides an in-depth look at Blackbaud’s purpose, people, governance and impact on the world;

•
Forbes recognized us as one of America's Best Employers for Diversity for the second consecutive year and as one of America’s Best Mid-size Employers for the fourth consecutive year. Additionally, Forbes named our president and CEO as one of America’s Most Innovative Leaders;

•	For the second consecutive year, AnitaB.org recognized Blackbaud as one of the Top Companies for Women Technologists;

•	We were recognized by Microsoft with the 2019 MSUS Partner Award for Industry-Education;

•	We celebrated 15 years as a Nasdaq-listed company; and

•
For the 20th anniversary of bbcon, the premier tech gathering for social good, we welcomed a record number of attendees, hosted hundreds of innovative sessions and celebrated radical collaboration across the social good ecosystem.

Stockholder Engagement and Consideration of Last Year's Say-on-Pay Vote
Throughout each year, we actively participate in a structured and regular engagement program with our stockholders. In addition to current topics of relevance including our business results and initiatives, strategy and capital structure, we invite stockholders to discuss matters related to Board composition and tenure, executive compensation, environmental and social responsibility and corporate governance, among other topics. Our goal is to be responsive to all of our stockholders and ensure we understand and address their concerns and observations. Stockholder feedback, including through direct discussions and prior stockholder votes, is reported to our Board periodically through the year.

82%	At the June 13, 2019 Annual Meeting of Stockholders, approximately 82% of the shares present and entitled to vote on the matter voted to approve, on an advisory basis, the compensation of our NEOs.

While these results were below prior years, we believe they represent a solid endorsement of our executive compensation philosophy, policies and practices. Following the 2019 annual meeting, we actively engaged with our stockholders to discuss their views and any potential areas of concern with our business, including executive compensation. As part of that process, this past year, we met with stockholders representing approximately 70% of our shares outstanding and no significant concerns were raised. As such, the Compensation Committee continued our executive compensation program in 2019 with only minor adjustments reflecting new business developments, as described below. We will continue to engage our stockholders this year and in future years and consider their input in all facets of our business, including executive compensation.
Overview of Compensation Philosophy and Executive Compensation Program
We are committed to a philosophy of pay-for-performance as it relates to executive compensation. Our executive compensation program is designed to achieve three primary objectives:

1.	Market Competitiveness. Provide market competitive compensation opportunities to attract and retain executive officers and motivate them to perform at their highest level.

2.
Stockholder Value Creation. Structure compensation through base salary, annual cash bonus opportunities and a combination of performance-based and time-based equity awards, which should ultimately promote increased value for our stockholders.

3.
Pay-for-Performance. Ensure actual compensation realized by our executive officers is linked to the attainment and furtherance of our short-term and long-term business strategies thereby enhancing operational performance and stockholder return.

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The following table describes the components of our executive compensation program and how they support these objectives:

Component	Description	Compensation Objective(s) Supported
Base Salary
Provide competitive fixed compensation payable in cash based on individual experience and contributions, corporate performance, historical compensation practices for our executive officers and an analysis of competitive market practices.
1 and 2
Annual Cash Bonus	Offer variable compensation in the form of annual cash bonus opportunities based on performance against pre-established short-term performance objectives.	1, 2 and 3
Annual Equity Awards
Provide variable long-term incentives aligned with stockholder interests consisting of a combination of 1) RSAs or RSUs; and 2) at least 50% PRSUs. Recipients of RSAs have the right to vote such shares and receive dividends while recipients of RSUs have the right to receive dividend equivalents.
1, 2 and 3
“Double-Trigger” Change in Control Severance Arrangements	Provide change in control payments and benefits to our executive officers only upon a qualifying termination of employment within 12 months of a change in control of our Company.	1 and 2
Other Benefits	Generally provide the same health and welfare benefits as offered to all of our employees.	1
2019 Executive Compensation Actions
For 2019, the Compensation Committee continued to use our executive compensation program to focus on creating incentives for our executive officers to achieve our financial and operational objectives and foster sustainable stockholder value creation.
The key compensation decisions of the Compensation Committee for 2019 for our NEOs were as follows:
Base Salaries

•	Increased the base salaries of our NEOs by 3% from their 2018 levels;
Annual Cash Bonuses

•	Based on overall Company performance in 2019, awarded cash bonuses that were, on average, 109% of each NEO's target annual cash bonus opportunity;
Long-term Incentive Compensation

•
Approved grants of annual equity awards consisting of 50% RSAs and 50% PRSUs for our NEOs that met competitive market practices, supported our retention objectives and rewarded overall company performance;

•
Based on overall Company performance in 2019, determined that 109% of the shares of our common stock subject to the PRSUs granted in February 2019 will vest in three equal annual installments starting in February 2020 subject to each NEO's continued employment as of each vesting date. See the discussion of the 2019 PRSU Awards to NEOs beginning on page 37 for more information; and

Amended and Restated CEO Employment Agreement

•
Entered into an amended and restated employment and noncompetition agreement (the "Amended Agreement") with our CEO. For a summary of the principal terms of the Amended Agreement, see "Employment Arrangements" beginning on page 46 of this Proxy Statement.

Consistent with our historical methodology, the number of shares granted to each NEO as RSAs and PRSUs in fiscal 2019 was determined based on a target grant value divided by the average closing price of our common stock on the Nasdaq Global Select Market for the 30 trading days ending January 31, 2019. This average price was $65.64 per share, which compares to the $77.80 per share closing price of our common stock on the February 12, 2019 grant date for the equity awarded to our NEOs in fiscal 2019. As a result, the value of equity granted to our NEOs in fiscal 2019 and reported in the Summary Compensation Table below, according to applicable SEC reporting requirements, is approximately 19% greater than the target values approved by the Compensation Committee, according to its historical methodology.
2019 Corporate Governance Policies and Practices
During 2019, we maintained robust compensation-related corporate governance policies and practices including:

•	The Compensation Committee is composed solely of independent directors;

•	The Compensation Committee retains its own independent compensation consultant that performs no other consulting or other services for us;

•	The Compensation Committee conducts an annual review of our executive compensation program, including a review

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of our compensation-related risk profile, to ensure that any compensation-related risks are not reasonably likely to have a material adverse effect on our Company;

•	Our arrangements for paying post-employment compensation provide for “double-trigger” change in control payments and benefits;

•	We do not provide material non-cash benefits (such as guaranteed retirement or pension plan benefits) or perquisites for our executive officers that are not available to our employees generally;

•	Our current equity compensation plan, the 2016 Equity and Incentive Compensation Plan does not permit stock option exchanges or repricing without stockholder approval;

•
Our officers, directors and all employees of, and consultants to, the Company and its subsidiaries who receive or have access to material, nonpublic information regarding the Company are not permitted to hedge their economic exposure to our common stock, including without limitation by way of prepaid variable forward contracts, equity swaps, collars, exchange funds or other types of instruments, and our directors and Section 16(a) reporting officers may not pledge their ownership interests in our common stock to secure a loan; and

•
We emphasized performance-based compensation by continuing the practice of granting PRSUs to our NEOs that are earned through the attainment of pre-established performance objectives, and, when earned, are subject to additional time-based vesting requirements.

Executive Compensation-Setting Process
The Compensation Committee works closely with its compensation consultant and senior management to address executive compensation matters throughout the year. The Compensation Committee met five times in 2019. During these meetings, the Compensation Committee reviewed our executive compensation program, formulated its compensation actions for the year and made decisions regarding the compensation for our CEO and the other NEOs. The Compensation Committee may create a subcommittee consisting of one or more of its members and may delegate any of its duties and responsibilities to such subcommittee, unless otherwise prohibited by applicable laws or listing standards. In addition, the Compensation Committee may delegate any of its duties and responsibilities, including the administration of equity incentive or employee benefit plans, to the Compensation Committee Chair, unless otherwise prohibited by applicable laws or listing standards.
The Compensation Committee does not seek to deliver a specified percentage of pay to our executive officers through each component of the executive compensation program; rather, it adheres to the overall principle of delivering the majority of executive compensation in variable, performance-based forms. For base salary, annual cash bonuses and equity awards, generally our strategy has been to evaluate individual experience and contribution, corporate performance, historical compensation practices for our executive officers and competitive market analyses. With respect to base salary and annual cash bonuses, we generally target pay to be competitive to the market. At times, the Compensation Committee has approved compensation levels for individual executive officers above and below target pay positions, based on experience, individual contribution and the Company's performance relative to the compensation peer group, to ensure an appropriate pay-for-performance alignment.
Role of the Compensation Committee
The Compensation Committee has overall responsibility for our executive compensation program and approves our executive compensation decisions. Its principal duties and responsibilities include:

•
Establishing our compensation philosophy, policies and practices for our executive officers, including the compensation objectives and target pay levels, and approving the compensation peer group used for assessing the competitiveness of our executive compensation;

•	Establishing and approving corporate goals and objectives relevant to the compensation of our CEO and, in light of those goals and objectives, evaluating and determining his compensation level;

•
Reviewing and overseeing the corporate goals and objectives relevant to the compensation of our other executive officers, including the other NEOs, taking into account the practices of the compensation peer group and other appropriate factors, such as corporate and individual performance and historical compensation practices for such executive officers and the recommendations of our CEO;

•	Establishing appropriate compensation, retention, incentive, severance and benefit policies and programs for our executive officers;

•	Reviewing and recommending, with input from the Board of Directors, incentive compensation plans for our executive officers and employees;

•	Administering and amending as necessary the Company's various incentive compensation and other similar plans; and

•	Conducting periodic competitive evaluations of our executive compensation program.

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Our Compensation Committee operates pursuant to a written charter that further outlines its specific authority, duties and responsibilities. The charter is periodically reviewed and revised by the Compensation Committee and the Board and is available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.
Role of our CEO
Our CEO evaluates and makes recommendations regarding the compensation of our executive officers, including the other NEOs. At the end of each fiscal year, our CEO reviews with the Compensation Committee the performance of each executive officer and makes recommendations with respect to his or her base salary, target annual cash bonus opportunity and equity awards for the ensuing year. In formulating his recommendations, our CEO considers both internal and external compensation data from our Human Resources Department and the Compensation Committee's compensation consultant. While the Compensation Committee considers the recommendations of our CEO, these recommendations are just one factor considered in its deliberations when making executive compensation decisions. The Compensation Committee consults with the full Board of Directors (excluding our CEO) in making decisions regarding our CEO's compensation.
Role of Compensation Consultant
Pursuant to its written charter, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist it in the performance of its duties and responsibilities. In 2019, the Compensation Committee engaged Compensia, Inc. ("Compensia"), a national compensation consulting firm, to provide support and information relating to executive and director compensation. Compensia reports to the Compensation Committee and does not provide any additional services to management. From time to time, the Compensation Committee may direct its advisors to work with our Human Resources Department to support it in matters relating to the fulfillment of its charter.
During 2019, at the request and on behalf of our Compensation Committee, Compensia:

•	Assessed our executive compensation program, policies and practices, particularly with respect to our pay-for-performance alignment;

•
Advised on the size and structure of the cash components of our executive compensation program (i.e., base salary and target annual cash bonus opportunities, and performance measures and weighting of bonuses);

•	Advised on the composition, structure and competitiveness of the long-term incentive component of our executive compensation program;

•	Advised on the composition of our compensation peer group; and

•	Advised on the design and amount of the compensation package for our CEO and other executive officers.
The Compensation Committee has evaluated Compensia's engagement, and based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules and such other factors as were deemed relevant under the circumstances, has determined that its relationship with Compensia and the work of Compensia on behalf of the committee did not raise any conflict of interest, and that Compensia is independent.

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Competitive Positioning
In selecting the compensation peer group, the Compensation Committee considers software or technology companies with comparable annual revenue, which it believes is the primary indicator of comparability, and to a lesser extent market capitalization, as well as certain other factors. Periodically, the Compensation Committee reviews the current compensation peer group, with the assistance of its compensation consultant, to determine whether it is still appropriate. It updates the compensation peer group for changes resulting from mergers, acquisitions, bankruptcies, going private transactions and other changes in strategic focus or circumstances, removing from the group any companies that no longer fit the relevant criteria and adding ones that do. When selecting companies for inclusion in our peer group, our Compensation Committee generally seeks to include U.S. headquartered, public software companies with revenue and market capitalization between about 0.5x and 2.0x our financial profile. In January 2019, the Compensation Committee reviewed our fiscal 2018 compensation peer group and determined to remove Paycom Software, Inc. (PAYC) and Veeva Systems, Inc. (VEEV) as financial outliers based on each company’s market capitalization and valuation as a multiple of revenue.

2019 COMPENSATION PEER GROUP
ACI Worldwide, Inc. (ACIW)
Aspen Technology, Inc. (AZPN)
Athenahealth, Inc. (ATHN)(1)
Commvault Systems, Inc. (CVLT)	Blackbaud, Inc. Vs. Peer Group
Cornerstone OnDemand, Inc. (CSOD)	Revenue*
CoStar Group, Inc. (CSGP)
Fair Isaac Corporation (FICO)
Fortinet, Inc. (FTNT)	Blackbaud, Inc.
42nd Percentile
Guidewire Software, Inc. (GWRE)
Manhattan Associates, Inc. (MANH)	Market Capitalization**
Medidata Solutions, Inc. (MDSO)
Proofpoint, Inc. (PFPT)
PTC Inc. (PTC)	Blackbaud, Inc.
16th Percentile
RealPage, Inc. (RP)
SS&C Technologies Holdings, Inc. (SSNC)	*Based upon the last four fiscal quarters of publicly available data as of January 2019
Tableau Software, Inc. (DATA)(1)
Tyler Technologies, Inc. (TYL)	**Based upon a 30-day average as of 1/15/2019
The Ultimate Software Group, Inc. (ULTI)

(1)	This company was subsequently removed from the peer group as it is no longer a publicly traded company.
In addition to the practices of the compensation peer group, the Compensation Committee reviews the executive pay practices of other similarly sized software or technology companies with which we compete for talent as reported in the Radford Global Technology Survey. This information is considered when making determinations for each component of compensation as well as target total direct compensation.

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Analysis of 2019 Executive Compensation
The charts below show the significant percentage of performance-based compensation reported for 2019 in the Summary Compensation Table for Mr. Gianoni, our CEO, and on average for our other NEOs as a group.
2019 Total Direct Compensation* Mix

CEO	Other NEOs
(50% Performance-based)	(48% Performance-based)

Fixed	Performance-based		Time-based

Base Salary	Annual Cash Bonus	Annual PRSU Grants	Annual RSA or RSU Grants

Cash		Equity

*Base salary, actual annual cash bonus and the grant date fair value of all equity awards for 2019.
Base Salary
Base salary is the principal fixed component in our executive compensation program. The Compensation Committee reviews the base salaries of our executive officers each year and makes adjustments as it deems necessary and appropriate based on its consideration of individual experience and contributions, corporate performance, historical compensation practices for our executive officers and its assessment of the competitive market.
In 2019, the Compensation Committee increased the base salaries of our NEOs effective April 1, 2019, as set forth in the following table. The Compensation Committee made these adjustments after taking into consideration the individual achievements of each NEO, in recognition of our success in delivering on our 2018 strategic priorities, the recommendations of our CEO (except with respect to his own base salary), and the factors described above.

Name	2019 Base Salary	2018 Base Salary	Salary Adjustment
			$ Change	% Change
Mr. Gianoni	$742,630	$721,000	$21,630	3.0%
Mr. Boor	478,338	464,406	13,932	3.0%
Mr. Gregoire	437,750	425,000	12,750	3.0%
Mr. Mooney	463,709	450,203	13,506	3.0%
Mr. Olson	339,900	330,000	9,900	3.0%

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Annual Cash Bonuses
Annual cash bonuses represent one of the principal variable pay components of our executive compensation program, and are reported in the “Non-Equity Incentive Plan Compensation” columns of the 2019 Summary Compensation Table and the 2019 NEO Compensation Summary on pages 43 and 7, respectively, of this Proxy Statement. During 2019, we provided our executive officers with the opportunity to earn cash bonuses based on one or more pre-established corporate performance objectives.
Target Annual Cash Bonus Opportunities
The following table sets forth each NEO's target annual cash bonus opportunity for 2019, as set by the Compensation Committee. The Compensation Committee believes that our executive officers should be aligned in their efforts to achieve the Company's overall strategic goals and objectives. Accordingly, each NEO's 2019 cash bonus opportunity was based entirely on corporate performance. All of our NEOs' 2019 target annual cash bonus opportunities were unchanged from 2018.

Target Annual Cash Bonus Opportunity as a Percentage of Base Salary
Name
Mr. Gianoni	100%
Mr. Boor	65%
Mr. Gregoire	65%
Mr. Mooney	65%
Mr. Olson	50%
Corporate Performance Metrics
In 2019, the Compensation Committee selected Adjusted Recurring Revenue (as defined below) and Adjusted Earnings (as defined below) as the corporate performance metrics to be used for purposes of the corporate performance factor used to determine our executive officers' annual cash bonuses. For purposes of determining annual cash bonuses:

•
“Adjusted Recurring Revenue” means our 2019 GAAP recurring revenue as presented in our periodic reports filed with the SEC (within the section "Management's discussion and analysis of financial condition and results of operations" of those reports), adjusted to exclude acquisition-related recurring revenue associated with companies acquired during 2019, as well as the effects of any deferred revenue write-downs.

•
“Adjusted Earnings” means our 2019 non-GAAP income from operations, which excludes the impact of acquisition-related deferred revenue write-downs, stock-based compensation charges, costs associated with amortization of intangibles arising from business combinations, impairment of capitalized software development costs due to business combinations, acquisition-related integration costs, acquisition-related expenses and restructuring costs. Non-GAAP income from operations is also presented in our periodic reports filed with the SEC within the section "Management's discussion and analysis of financial condition and results of operations" of those reports.

The Compensation Committee selected "Adjusted Recurring Revenue" as a performance metric because it reflects our decision to intentionally shift our focus towards selling our solutions under a cloud subscription business model. Our recurring revenue contracts, including for our cloud solutions, are generally for a term of three years at contract inception with one to three-year renewals thereafter. This strategic shift to sell our customers cloud subscription solutions results in a decrease in one-time services contracts and revenue. The cloud subscription business model establishes a predictable income stream and increases overall customer lifetime value. As a result, the Committee believes recurring revenue growth is a stronger indicator of our long-term ability to increase profitability, cash flow and deliver stockholder value. During 2019, our recurring revenue grew to approximately 92% of total revenue.
The Compensation Committee selected "Adjusted Earnings" as a performance metric because it focuses on results of operations, without considering the cost of financing those operations (interest on debt or gains and losses on debt extinguishment and termination of derivative instruments), our tax provision, and non-operating items like interest income and foreign exchange transaction gains and losses.
Achievement against the corporate performance metrics is calculated on a constant currency basis, using foreign exchange rates in effect during the 2018 base year. In addition, the impact of companies we acquired during 2019 were excluded

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from the calculations of Adjusted Recurring Revenue and Adjusted Earnings. The Compensation Committee weighted the corporate performance metrics equally for Adjusted Recurring Revenue and Adjusted Earnings. The Compensation Committee also determined that each performance metric would work independently to determine any amount to be paid, as set forth in the following table.
The determination of each NEO’s potential payout under the corporate performance metrics was based on the following matrix:

Corporate Performance Metric		Performance
	2019 Target (in millions)	Below Threshold	Threshold	Target	Maximum
Adjusted Recurring Revenue	$811.0	<95.0%	95.0%	100.0%	102.5%
Adjusted Earnings	$150.0	<85.0%	85.0%	100.0%	108.2%
		Payout
Maximum individual potential bonus as percentage of target		—%	50.0%	100.0%	200.0%
For each of our performance metrics, the Compensation Committee set the performance target at a level it believed was reasonably achievable while requiring what it believed would be outstanding performance to achieve the maximum payout level. The Compensation Committee retains discretion to adjust the final performance thresholds and targets positively or negatively based on additional considerations such as unforeseen events at the Company, in the industry and/or exceptional operational complexity.
Due to significant strategic investments in sales, marketing and innovation, which are for the long-term success of the Company, the Compensation Committee set the 2019 target for Adjusted Earnings at a lower level than the 2018 actual result.
For 2019, our achievement against the corporate performance metrics was $814.7 million, or 100.5%, with respect to Adjusted Recurring Revenue and $148.5 million, or 99%, with respect to Adjusted Earnings, for corporate performance factors of approximately 118.4% and 100%, respectively. The corporate performance factor with respect to Adjusted Recurring Revenue increased payments by 10% for every 0.25% of achievement above the target performance level. Therefore, the Compensation Committee determined that, with respect to the corporate performance metrics, the application of the corporate factors resulted in a payout of approximately 109.2% of the total target payout.
Summary of Annual Cash Bonus Payments
The Compensation Committee determined each NEO’s 2019 bonus entirely based on the achievement of the corporate performance metrics as described above. Accordingly, each NEO received approximately 109.2% of his total target annual cash bonus opportunity. The following illustrates the 2019 annual cash bonus opportunities for our NEOs and their respective payout amounts.

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2019 Annual Cash Bonus Opportunities and Payments

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Long-Term Incentive Compensation
Our Long-term Incentive Plan ("LTIP") is designed to align the interest of our executive officers with the interests of our stockholders and serve as an important means for executive retention. Based on feedback from our stockholders and our assessment of the competitive market, at least 50% of the equity awards granted to our NEOs are performance-based with the balance of their equity awards being time-based. In 2019, the Compensation Committee granted our executive officers their annual LTIP awards in the first fiscal quarter.
The following table sets forth the number of shares of our common stock subject to RSAs and PRSUs granted to each NEO on February 12, 2019 under our LTIP, which are reflected in the 2019 Summary Compensation Table below. The Compensation Committee determined LTIP award levels for our NEOs after considering peer group equity award practices, individual performance, criticality of each NEO's role, expected future contributions of and the long-term retention objectives for each NEO and our performance compared to our compensation peer group.
Consistent with our historical methodology, the number of shares granted to each NEO as RSAs and PRSUs was determined based on a target grant value divided by the average closing price of our common stock on the Nasdaq Global Select Market for the 30 trading days ending January 31, 2019. This average price was $65.64 per share, which was approximately 19% below the $77.80 per share closing price of our common stock on the February 12, 2019 grant date for the equity awards set forth in the table below, according to SEC reporting requirements. The Compensation Committee approved a target grant value for our CEO’s fiscal 2019 equity award in the amount of $8.0 million, which was equal to the target value of equity award granted to him in fiscal 2018. Accordingly, based on the closing price of our common stock on the grant date, the value of the equity award granted to our CEO in fiscal 2019 was approximately $9.5 million.

Name	Number of RSAs	Number of PRSUs
Mr. Gianoni	60,939	60,939
Mr. Boor	22,852	22,852
Mr. Gregoire	15,235	15,235
Mr. Mooney	15,235	15,235
Mr. Olson	9,522	9,522
The RSAs granted to our NEOs during 2019 vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to the NEO's continued employment. The vested and unvested shares of common stock subject to RSAs are eligible to receive dividends declared by the Company.
2019 PRSU Awards to NEOs
In February 2019, the Compensation Committee granted PRSUs to our NEOs (the "2019 PRSUs"). Shares of our common stock subject to the 2019 PRSUs may be earned and become eligible for vesting if the following threshold performance criteria are met (together, the “2019 PRSU Performance Metrics”):

i.	During the one-year period from January 1, 2019 to December 31, 2019 (the "Performance Period"), we achieve Non-GAAP Adjusted Recurring Revenue of a minimum of $770.5 million; and

ii.	During the Performance Period, we achieve Non-GAAP Adjusted Income from Operations of a minimum of $127.5 million.
For purposes of determining 2019 PRSU attainment:

•
“Non-GAAP Adjusted Recurring Revenue” means our 2019 GAAP recurring revenue as presented in our periodic reports filed with the SEC (within the section "Management's discussion and analysis of financial condition and results of operations" of those reports), adjusted to exclude acquisition-related recurring revenue associated with companies acquired during the Performance Period, as well as the effects of any fair value adjustments to acquired deferred revenue.

•
“Non-GAAP Adjusted Income from Operations” means our 2019 non-GAAP income from operations as presented in our periodic reports filed with the SEC (within the section "Management's discussion and analysis of financial condition and results of operations" of those reports), adjusted to exclude the impact during the Performance Period of acquisitions as contemplated by the Non-GAAP Adjusted Recurring Revenue performance metric set forth above.

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Based on our stated strategy of simultaneous growth and profitability, the Compensation Committee believed that the pre-established performance levels for recurring revenue and operating income closely aligned our strategic goals with the interests of our stockholders. Moreover, to focus our executive officers on the importance of continuing to grow our recurring revenues significantly, the Compensation Committee believed that it was appropriate to emphasize recurring revenues as a performance metric in both our annual cash bonus opportunities and the 2019 PRSUs.
To the extent earned, the 2019 PRSUs are eligible for vesting in three equal annual installments starting in February 2020. Achievement against the 2019 PRSU Performance Metrics was to be calculated on a constant currency basis, eliminating both positive and negative effects of currency exchange rate fluctuations. The Compensation Committee weighted the 2019 PRSU Performance Metrics equally. The threshold levels for either of the 2019 PRSU Performance Metrics had to be achieved or exceeded for there to be a payout.
The Compensation Committee evaluated our performance against the 2019 PRSU Performance Metrics as follows:

2019 PRSU Performance Metrics	Performance (dollars in millions)
	Below Threshold	Threshold	Target	Maximum
Non-GAAP Adjusted Recurring Revenue	< $770.5	$770.5	$801-$811	$831.3
Non-GAAP Adjusted Income from Operations	< $127.5	$127.5	$148.2-$150.0	$162.4
	Payout
Maximum potential number of shares as percentage of target	—%	50.0%	100.0%	200.0%
The Compensation Committee retains discretion to adjust the final performance thresholds and targets positively or negatively based on additional considerations such as unforeseen events at the Company, in the industry and/or exceptional operational complexity.
Due to significant strategic investments in sales, marketing and innovation, which are for the long-term success of the Company, the Compensation Committee set the 2019 target for Non-GAAP Adjusted Income from Operations at a lower level than the 2018 actual result.
Our achievement against the 2019 PRSU Performance Metrics was $814.7 million, or 100.5%, with respect to Non-GAAP Adjusted Recurring Revenue and $148.5 million, or 99%, with respect to Non-GAAP Adjusted Income from Operations, for performance factors of approximately 118.4% and 100%, respectively. The PRSU performance factor with respect to Adjusted Recurring Revenue increased the number of shares by 10% for every 0.25% of achievement above the target performance level. As a result, the Compensation Committee determined that 109.2% of the shares of our common stock subject to the 2019 PRSUs as shown in the table below will vest according to the time-based vesting schedule set forth above subject to each NEO's continued employment as of each vesting date.

Name	Number of PRSUs Granted	Number of PRSUs Earned(1)
Mr. Gianoni	60,939	66,546
Mr. Boor	22,852	24,955
Mr. Gregoire	15,235	16,639
Mr. Mooney	15,235	16,639
Mr. Olson	9,522	10,401

(1)	The earned 2019 PRSUs will vest in three equal annual installments beginning on February 12, 2020 subject to each NEO's continued employment.

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Post-Employment Compensation
Change In Control Payments and Benefits
We have entered into arrangements with our NEOs which provide for payments and benefits upon a termination of employment in connection with a change in control of the Company. These arrangements provide for a "double-trigger," that is, they generally only provide payments and benefits if a NEO's employment is terminated within 12 months following a change in control of the Company either by us without cause or by the NEO for good reason. Based on our assessment of the competitive market, we believe these arrangements are appropriate as they serve as a means for executive retention.
For a detailed discussion of these arrangements and an estimate of the payments and benefits that our NEOs would be eligible to receive in certain circumstances pursuant to their agreements, see “Potential Payments Upon Termination or Change in Control - Employment Arrangements” beginning on page 46 of this Proxy Statement.
Retirement Benefit
Our LTIP includes a retirement benefit, which allows eligible retirees to receive a post-retirement benefit consisting of continued vesting of their qualified RSUs. To be eligible, employees need to be 60 years of age, complete a minimum of 10 years of continuous service with us at the time of grant, provide six months' notice of their retirement date and successfully complete a transition plan. The transition plans require the approval of our CEO.

Other Benefits
Health and Welfare Benefits
Generally, the Compensation Committee seeks to provide our executive officers with health and welfare benefits on the same basis as all of our full-time employees. These benefits include health, dental, and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.
We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. We make matching contributions to each NEO's account under our Section 401(k) plan on the same terms and using the same formulas as other participating employees. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code (the “Code”) so that contributions by employees to the plan and income earned on plan contributions are not taxable to employees until withdrawn from the plan.
Perquisites and Other Personal Benefits
Historically, we have not provided any material perquisites or other personal benefits to our executive officers. While we do not view perquisites or other personal benefits as a significant component of our executive compensation program, from time to time, the Compensation Committee may provide certain of the NEOs with perquisites or other personal benefits in amounts deemed to be reasonable where it believes that these benefits may be useful in attracting, motivating, and retaining the executive talent for which we compete, to assist our executive officers in performing their duties and to provide certain time efficiencies in appropriate circumstances. We provide certain of our executive officers access to use our Company-owned club memberships (but do not pay club fees or dues for executive officers), which afford our executives the opportunity to conduct business in a more informal environment.

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Other Compensation Policies
Equity Grant Policy
We do not have an established formal policy with respect to the timing of equity awards in coordination with the release of material nonpublic information. As a matter of practice and informal policy, however, the Compensation Committee generally grants equity awards during periods considered to be our “open trading windows” (that is, the periods beginning two business days following our earnings release and ending one month prior to the end of the fiscal quarter). In addition, any options to purchase shares of our common stock are required to be granted with an exercise price at least equal to the fair market value of our common stock on the date of grant.
Compensation Recovery
Mr. Gianoni's employment agreement includes a compensation recovery, or clawback, provision requiring that he return to us all incentive-based compensation he receives from us to the extent required by any Company clawback or recoupment policy, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and/or Section 304 of the Sarbanes-Oxley Act of 2002. In addition, the Company's 2016 Equity and Incentive Compensation Plan ("the 2016 Plan") contains a provision that all awards under the 2016 Plan are subject to all applicable laws regarding clawbacks, forfeitures, or recoupments.

Executive Officer Stock Ownership Guidelines
Under our Executive Officer Stock Ownership Guidelines, our CEO and the CEO’s officer-level direct reports are expected to own shares of our common stock, in the following amounts:

•	For the CEO, the lesser of (i) equity in an amount equal to four times base salary or (ii) 70,000 shares; and

•	For the CEO’s officer-level direct reports, the lesser of (i) equity in an amount equal to two times base salary, or (ii) 20,000 shares.
For purposes of these guidelines, vested, unexercised options and/or SARs are also counted for purposes of the guidelines at 100% of their intrinsic value. We expect our CEO and the CEO’s officer-level direct reports to meet these guidelines within five years of receiving their first annual equity award after the later of their hire date or the adoption of these guidelines. Each of our NEOs has satisfied the Executive Officer Stock Ownership Guidelines.
The table set forth below shows the ownership levels of our NEOs as of December 31, 2019:

	Stock Ownership Guideline (Lesser of):
Name	Multiple of Base Salary (in shares)(1)	OR	Minimum Number of Shares	Number of Shares Owned	Multiple of Guideline Achieved
Mr. Gianoni	37,318		70,000	271,464	7.3x
Mr. Boor	12,019		20,000	80,209	6.7x
Mr. Gregoire	10,999		20,000	36,404	3.3x
Mr. Mooney	11,651		20,000	68,715	5.9x
Mr. Olson	8,540		20,000	39,261	4.6x

(1)
Number of shares required under the guideline for multiple of base salary calculated using $79.60 per share which was the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2019.

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Other Considerations
Tax Deductibility of Executive Compensation
For 2019 compensation, the Compensation Committee considered the potential effect of Section 162(m) of the Internal Revenue Code (the "Code"), along with other factors, in designing and administering our executive compensation program. Section 162(m) of the Code generally imposes a limitation on the deductibility of annual compensation in excess of $1.0 million paid to certain covered employees (generally, the CEO and certain other executive officers and, beginning in 2018, also including the CFO and certain former officers). For tax years ended on or before December 31, 2017, compensation meeting various technical requirements to constitute “performance-based” compensation under Section 162(m) of the Code was excluded from the $1.0 million deduction limit.
The Tax Cuts and Jobs Act of 2017 (the "Tax Act") revised Section 162(m) of the Code so that the exception for performance-based compensation from the limitation on compensation deductibility is no longer available for taxable years beginning after December 31, 2017, although transition relief for certain compensation arrangements in place as of November 2, 2017 is available. In addition, due to ambiguities and uncertainties regarding the interpretation of Section 162(m) of the Code and related regulations, including the transition relief referenced above, there can be no assurance that compensation intended to qualify as performance-based compensation under the prior requirements of Section 162(m) of the Code will, in fact, do so.
While tax deductibility continues to be a consideration for the Company's executive compensation program, the Compensation Committee also intends to continue to approach and manage our executive compensation program in a manner that it believes will attract, motivate and retain key personnel and evaluate performance and compensate the NEOs as the Compensation Committee deems appropriate in its judgment, even if it may result in compensation that will not be deductible under Section 162(m) of the Code. The Compensation Committee also may modify compensation that was initially intended to be exempt from the limitations of Section 162(m) of the Code if it determines that such modifications are consistent with our business needs. The Compensation Committee believes that the discretion and flexibility to award such compensation even if it is not deductible because of the limitation of Section 162(m) of the Code serves the best interests of the Company and our stockholders by allowing the Compensation Committee to compensate executive officers appropriately in its discretion as circumstances warrant and in furtherance of its compensation philosophy and objectives.
Regardless of the Company's intent, there is no guarantee that incentive bonuses, equity-based awards or other compensation intended to be deductible under Section 162(m) of the Code will ultimately be determined as such by the IRS. In addition, changes in applicable tax laws and regulations and interpretations of such laws and regulations, as well as other factors beyond the Company's control may affect the deductibility of executive compensation.
Accounting for Stock-based Compensation
We account for stock-based compensation awards in accordance with the requirements of FASB ASC Topic 718. Under FASB ASC Topic 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is the vesting period. The assumptions used to determine the fair value of the awards granted in 2019 are included in Note 13 of the financial statements included in our Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 20, 2020.
We recognize the effect of awards for which the requisite service period is not rendered when the award is forfeited (that is, we recognize the effect of forfeitures in compensation cost when they occur). Previously recognized compensation cost for an award is reversed in the period that the award is forfeited. Income tax benefits resulting from the vesting and exercise of stock-based compensation awards are recognized in the period the unit or award is vested or option or right is exercised.
Risk Assessment of Compensation
The Compensation Committee has assessed our compensation programs and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that the combination of different types and amounts of compensation, together with our internal controls and oversight of our Board of Directors, mitigates potential compensation-related risks.

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GOVERNANCE	Table of Contents

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the CD&A with our Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 20, 2020.
THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS
Sarah E. Nash, Chair
Andrew M. Leitch
Joyce M. Nelson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Board of Directors who served on the Compensation Committee in 2019 were Chair Sarah E. Nash, Andrew M Leitch and Joyce M. Nelson. None of the members of the Compensation Committee serves or in the past has served as one of our executive officers or has been employed by us and none of our executive officers have served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board. Mr. Gianoni participated in discussions regarding salary, bonus and equity compensation for our executive officers, except for discussions regarding his own salary, bonus and equity compensation.

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COMPENSATION TABLES

2019 SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation paid to and earned by our NEOs for services rendered to us in all capacities in 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total ($)
Michael P. Gianoni President and CEO	2019	$737,251	$9,482,108		$805,128	$108,723	$11,133,210
	2018	715,778	7,912,218	—	562,636	99,058	9,289,690
	2017	700,027	6,548,087	—	646,100	97,937	7,992,151
Anthony W. Boor Executive Vice President and CFO	2019	474,873	3,555,771		337,086	38,363	4,406,094
	2018	461,042	2,967,058	—	235,561	37,894	3,701,555
	2017	450,897	3,274,044	—	270,505	39,977	4,035,423
Kevin P. Gregoire(2) Executive Vice President and President, EMG	2019	434,579	2,370,566		308,483	25,891	3,139,519
	2018	309,908	2,417,865	—	163,139	9,493	2,900,405
Kevin W. Mooney Executive Vice President and President, GMG	2019	460,350	2,370,566		326,777	23,251	3,180,944
	2018	446,942	1,978,101	—	238,642	30,537	2,694,222
	2017	437,107	2,182,696	—	264,704	32,337	2,916,844
Jon W. Olson Senior Vice President and General Counsel	2019	337,438	1,481,623		184,252	20,337	2,023,650
	2018	325,358	1,236,243	—	127,886	19,368	1,708,855
	2017	311,392	1,091,348	—	114,962	19,641	1,537,343

(1)
The reported amounts represent the aggregate grant date fair value of awards of RSAs and PRSUs, computed in accordance with FASB ASC Topic 718, and, for PRSUs, assume performance at the target level for each such award. The grant date fair values for the 2019 PRSUs, based upon the probable outcome of the performance conditions at the grant date for the awards, are as follows: Mr. Gianoni – $4,741,054, Mr. Boor – $1,777,886, Mr. Gregoire – $1,185,283, Mr. Mooney – $1,185,283 and Mr. Olson – $740,812. The maximum values of the 2019 PRSUs, assuming that the highest level of performance conditions is achieved, are as follows: Mr. Gianoni – $9,482,108, Mr. Boor – $3,555,772, Mr. Gregoire – $2,370,566, Mr. Mooney – $2,370,566 and Mr. Olson – $1,481,624.

(2)	Mr. Gregoire joined us on April 9, 2018 as an NEO and compensation information for 2017 has not been provided in accordance with SEC rules.

(3)	Includes the following for each NEO:

Name	Year	401(k) Company Match	Dividends and Dividend Equivalents Paid on RSAs and RSUs	Life and Disability Insurance Premiums	Total
Mr. Gianoni	2019	$8,400	$95,151	$5,171	$108,723
	2018	8,250	85,313	5,495	99,058
	2017	8,100	84,342	5,495	97,937
Mr. Boor	2019	8,400	25,078	4,886	38,363
	2018	8,250	24,434	5,210	37,894
	2017	8,100	26,667	5,210	39,977
Mr. Gregoire	2019	8,400	16,651	840	25,891
	2018	—	8,620	873	9,493
Mr. Mooney	2019	8,400	9,406	5,445	23,251
	2018	8,250	16,518	5,769	30,537
	2017	8,100	18,468	5,769	32,337
Mr. Olson	2019	7,774	9,748	2,814	20,337
	2018	7,681	8,550	3,137	19,368
	2017	8,100	8,404	3,137	19,641

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2019 GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth information regarding the grants of plan-based awards to our NEOs in 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of Shares of Stock or Units(3) (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael P. Gianoni	3/13/2019	$460,764	$737,223	$1,474,446
	2/12/2019							60,939			4,741,054
	2/12/2019				30,470	60,939	121,878				4,741,054
Anthony W. Boor	3/13/2019	192,910	308,656	617,312
	2/12/2019							22,852			1,777,886
	2/12/2019				11,426	22,852	45,704				1,777,886
Kevin P. Gregoire	3/13/2019	176,541	282,466	564,932
	2/12/2019							15,235			1,185,283
	2/12/2019				7,618	15,235	30,470				1,185,283
Kevin W. Mooney	3/13/2019	187,010	299,216	598,432
	2/12/2019							15,235			1,185,283
	2/12/2019				7,618	15,235	30,470				1,185,283
Jon W. Olson	3/13/2019	105,446	168,713	337,426
	2/12/2019							9,522			740,812
	2/12/2019				4,761	9,522	19,044				740,812

(1)
Mr. Gianoni’s target annual cash bonus opportunity was equal to 100% of his earned base salary, pursuant to his employment agreement. The target annual cash bonus opportunities for Messrs. Boor, Gregoire and Mooney were equal to 65% of the base salary each individual was expected to earn in 2019. The target annual cash bonus opportunity for Mr. Olson was equal to 50% of the base salary he was expected to earn in 2019. The maximum cash bonus for 2019 for each NEO was equal to twice his target annual cash bonus opportunity.

(2)
The 2019 PRSUs were granted to our NEOs and, subject to the achievement of pre-established performance metrics, vest as to any earned shares in three annual installments starting in February 2020, subject to the NEO's continued employment, as described on page 37 of this Proxy Statement.

(3)
Each of our NEOs was granted the number of RSAs set forth next to their names in the table. These RSAs vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to the NEO's continued employment. The vested and unvested shares of common stock subject to RSAs are eligible to receive dividends declared by the Company.

(4)
The grant date fair value of the equity awards is calculated in accordance with FASB ASC Topic 718. See Note 13 of the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 20, 2020.

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OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END TABLE
The following table sets forth information with respect to the outstanding unexercised SARs and PSARs, as well as unvested RSAs and PRSUs held by our NEOs as of December 31, 2019.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(7) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
Michael P. Gianoni					224,396	(1)	$17,861,922
Anthony W. Boor					93,209	(2)	7,419,436
Kevin P. Gregoire					48,428	(3)	3,854,869
Kevin W. Mooney					62,141	(4)	4,946,424
Jon W. Olson					36,748	(5)	2,925,141

(1)
The unvested portion of Mr. Gianoni awards will vest as follows, subject to his continued employment: 60,939 RSAs in four equal annual installments beginning on February 12, 2020; 60,939 PRSUs, of which, 66,546 will vest in three equal annual installments beginning on February 12, 2020, as the 2019 PRSU Performance Metrics were 109.2% met on December 31, 2019; 31,653 RSAs in three equal annual installments beginning on February 12, 2020; 28,135 PRSUs, of which, 17,809 will vest in two equal annual installments beginning on February 12, 2020, as the 2018 PRSU Performance Metrics were 63.3% met on December 31, 2018; 18,905 RSAs in two equal annual installments beginning on February 14, 2020; 17,645 PRSUs, of which, 15,236 will vest on February 14, 2020, as the 2017 PRSU Performance Metrics were 86.4% met on December 31, 2017; and 6,180 RSAs on February 11, 2020.

(2)
The unvested portion of Mr. Boor’s awards will vest as follows, subject to his continued employment: 22,852 RSAs in four equal annual installments beginning on February 12, 2020; 22,852 PRSUs, of which, 24,955 will vest in three equal annual installments beginning on February 12, 2020, as the 2019 PRSU Performance Metrics were 109.2% met on December 31, 2019; 11,870 RSAs in three equal annual installments beginning on February 12, 2020; 10,550 PRSUs, of which, 6,678 will vest in two equal annual installments beginning on February 12, 2020, as the 2018 PRSU Performance Metrics were 63.3% met on December 31, 2018; 11,343 RSAs in two equal annual installments beginning on February 14, 2020; 7,562 PRSUs, of which, 6,530 will vest on February 14, 2020, as the 2017 PRSU Performance Metrics were 86.4% met on December 31, 2017; and 6,180 RSAs on February 11, 2020.

(3)
The unvested portion of Mr. Gregoire’s awards will vest as follows, subject to his continued employment: 15,235 RSAs in four equal annual installments beginning on February 12, 2020; 15,235 PRSUs, of which, 16,639 will vest in three equal annual installments beginning on February 12, 2020, as the 2019 PRSU Performance Metrics were 109.2% met on December 31, 2019; and 17,958 RSAs in three equal annual installments beginning on May 4, 2020.

(4)
The unvested portion of Mr. Mooney’s awards will vest as follows, subject to his continued employment: 15,235 RSUs in four equal annual installments beginning on February 12, 2020; 15,235 PRSUs, of which, 16,639 will vest in three equal annual installments beginning on February 12, 2020, as the 2019 PRSU Performance Metrics were 109.2% met on December 31, 2019; 7,914 RSAs in three equal annual installments beginning on February 12, 2020; 7,034 PRSUs, of which, 4,453 will vest in two equal annual installments beginning on February 12, 2020, as the 2018 PRSU Performance Metrics were 63.3% met on December 31, 2018; 7,562 RSAs in two equal annual installments beginning on February 14, 2020; 5,041 PRSUs, of which, 4,353 will vest on February 14, 2020, as the 2017 PRSU Performance Metrics were 86.4% met on December 31, 2017; and 4,120 RSAs on February 11, 2020.

(5)
The unvested portion of Mr. Olson's awards will vest as follows, subject to his continued employment: 9,522 RSAs in four equal annual installments beginning on February 12, 2020; 9,522 PRSUs, of which, 10,401 will vest in three equal annual installments beginning on February 12, 2020, as the 2019 PRSU Performance Metrics were 109.2% met on December 31, 2019; 4,946 RSAs in three equal annual installments beginning on February 12, 2020; 4,396 PRSUs, of which, 2,783 will vest in two equal annual installments beginning on February 12, 2020, as the 2018 PRSU Performance Metrics were 63.3% met on December 31, 2018; 3,781 RSAs in two equal annual installments beginning on February 14, 2020; 2,521 PRSUs, of which, 2,177 will vest on February 14, 2020, as the 2017 PRSU Performance Metrics were 86.4% met on December 31, 2017; and 2,060 RSAs on February 11, 2020.

(6)	Based on $79.60 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2019, the last trading day of that fiscal year.

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OPTION EXERCISES AND STOCK VESTED IN 2019 TABLE
The following table sets forth information concerning the exercise of SARs and vesting of RSAs and PRSUs for each NEO during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Michael P. Gianoni	—	$—	164,367	$12,878,021
Anthony W. Boor	—	—	39,622	3,051,406
Kevin P. Gregoire	—	—	5,986	468,165
Kevin W. Mooney	22,871	1,321,029	26,889	2,071,260
Jon W. Olson	—	—	13,341	1,027,448

(1)
The amounts reported represent the market value of the shares of our common stock subject to the SARs on the date of exercise less the applicable exercise or strike price multiplied by the number of shares acquired on exercise.

(2)	The amounts reported represent the market value of the shares of our common stock on the date of vesting multiplied by the number of shares acquired on vesting.
NONQUALIFIED DEFERRED COMPENSATION AND RETIREMENT PLANS
We do not maintain deferred compensation or defined benefit pension or supplemental retirement plans for our executive officers.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Arrangements
Set forth below are descriptions of the principal terms of the employment agreements and retention agreements currently in effect with our NEOs and, where applicable, the estimated potential payments and benefits that these individuals may receive upon a termination of employment, including a termination of employment in connection with a change in control of our Company.
Mr. Gianoni
On December 11, 2019, we entered into the Amended Agreement with Mr. Gianoni. The Amended Agreement is for an initial term of three years, which initial term began on January 1, 2020 and expires on December 31, 2022, and is renewable thereafter by mutual agreement for one-year terms.
The Amended Agreement prohibits Mr. Gianoni from participating in any business that directly competes with us or soliciting any employee of ours to leave us for 12 months after termination of the Amended Agreement.
If Mr. Gianoni's employment is terminated by us for cause, as defined in the Amended Agreement, we will be obligated to pay him his accrued but unpaid base salary through the termination date, any unreimbursed expenses through the termination date in accordance with the Company's policies and payment of other amounts and benefits, if any, to which he is entitled under applicable benefit plans or applicable law (collectively, the "Accrued Compensation"). All of Mr. Gianoni's unexercised stock options and SARs, whether vested or unvested, will immediately terminate and all unvested RSAs and RSUs held will be forfeited immediately.
If Mr. Gianoni's employment is terminated by us without cause, including due to the Company's non-renewal of the Amended Agreement, or he resigns for good reason, as defined in the Amended Agreement, which termination in any such case is not in connection with a change in control as discussed below, we will be obligated to:

•	Pay him his Accrued Compensation;

•	Pay him any awarded but unpaid bonus compensation for prior calendar years;

•	Continue to pay his base salary for a period of 24 months;

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•
Pay him a lump sum payment based on the average cash bonus he received for the two calendar years prior to the calendar year in which termination occurs, pro-rated based on his actual period of employment during the year of termination;

•	Accelerate vesting of all of his then-unvested time-based equity awards by 12 months; and

•
Accelerate vesting of any then-unvested performance-based equity awards to the extent that such awards would have vested if he had continued employment with us through the end of the applicable performance period, but only if the performance period for such equity awards ends within 12 months of his termination date.

Notwithstanding the foregoing, if Mr. Gianoni remains a member of the Board after termination of his employment under these circumstances, he will not receive the foregoing severance payments and benefits, but such continued service as a member of the Board will constitute continuous service for purposes of vesting of any of Mr. Gianoni’s then-unvested equity grants at the time of his termination of employment.
If Mr. Gianoni resigns without good reason or fails to renew the Amended Agreement, we will be obligated to pay him his Accrued Compensation, payment of any awarded but unpaid bonus for prior calendar years and Mr. Gianoni will have the opportunity to exercise any vested options and SARs.
If, within 12 months after a change in control, as defined in the Amended Agreement, of the Company, Mr. Gianoni's employment is terminated by us without cause or he resigns with good reason, we will be obligated to pay him the same amounts as if he were terminated without cause (as described above), and, in addition, accelerated vesting of all of his then-unvested time-based equity awards and accelerated vesting of performance-based equity awards based on the level of achievement of the applicable performance goals as of the termination date (or if calculation of the level of achievement of the applicable performance goals is not possible, then based on an assumed achievement of the performance goals at the target performance level). If the Company fails to renew the Amended Agreement either during discussions that ultimately lead to a change in control of the Company or within 12 months after a change in control of the Company, the Company has these same payment obligations.
If Mr. Gianoni's employment is terminated due to death or disability, as defined in the Amended Agreement, we will be obligated to pay him his Accrued Compensation, payment of any awarded but unpaid bonus compensation for prior calendar years, and the same lump sum bonus payment as if his employment were terminated without cause. All other then-unvested equity awards will be forfeited or terminate immediately, as applicable. Mr. Gianoni's estate will have such period as provided in the applicable equity award agreements to exercise any vested options and SARs, after which time they will terminate.
Finally, the Amended Agreement provides that, if any payments made to Mr. Gianoni are deemed to be “parachute payments” under Section 280G(b)(2) of the Code, we will reduce the payments to the minimum extent necessary to avoid imposition of any excise tax under Section 4999 of the Code or the disallowance of a deduction under Section 280G(b)(2) of the Code, unless the reduction would result in an after-tax amount that is less than if the reduction had not been made.
The Amended Agreement is filed as Exhibit 10.99 on Form 8-K filed with the SEC on December 13, 2019.
Messrs. Boor, Gregoire, Mooney and Olson
Employee Agreements
We have entered into "at-will" employment agreements with Messrs. Boor, Gregoire, Mooney and Olson. Each agreement prohibits the executive officer from performing services for or entering into employment with any direct competitor or soliciting, hiring or otherwise engaging any employee of ours for one year after termination of the agreement. In addition, each agreement prohibits the solicitation of our current and prospective customers for one year after termination of the agreement. These agreements do not provide for any severance payments or benefits and have no fixed term. Each of these agreements includes an assignment of intellectual property clause.
Retention Agreements
Each of Messrs. Boor, Gregoire, Mooney and Olson are also party to retention agreements with us. These retention agreements provide for “double-trigger” severance payments and benefits under certain specified circumstances, as described below. We are not obligated to make any tax "gross-up" or other payments to Messrs. Boor, Gregoire, Mooney or Olson if, in connection with any payments received following a termination of employment, the payments are subject to taxation under Section 409A of the Code.

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If Messrs. Boor's, Gregoire's, Mooney's or Olson's employment is terminated within 12 months following a change in control of our Company, as defined in the retention agreements, either by us without cause, or by the executive officer for good reason, we will be obligated to:

•	Pay him 1.5 times his base salary;

•	Accelerate and fully vest any then-unvested stock options and other equity awards; and

•	Reimburse COBRA premiums for him for the lesser of 12 months following the termination date or until he becomes eligible for insurance benefits from another employer.
The retention agreements define the term “cause” generally as:

•	Conviction or plea of no contest to any felony;

•
Any act of theft, fraud or embezzlement, or any other willful misconduct or willfully dishonest behavior by the officer; Willful and repeated failure or refusal to perform his or her reasonably assigned duties, provided that such failure or refusal is not corrected within 30 calendar days of notice;

•	Willful violation of his or her employment agreement;

•	Personal conduct which discredits or damages the Company; and/or

•	Illegal use of controlled substances.
The retention agreements define the term “good reason” generally as:

•	Any materially adverse change or diminution in the office, title, duties, powers, authority or responsibilities that is not corrected within 30 days of notice;

•	A material reduction in the officer's base salary;

•
Failure by us to obtain the assumption in writing of our obligation to honor the officer's agreements by any purchaser of all or substantially all of our assets within 30 calendar days after a sale or transfer of such assets; and/or

•
A relocation of his office to a location more than 40 miles from his or her existing office location, without the officer's consent, or a material adverse change in the business travel requirements of the officer's position.

The retention agreements define the term “change in control” generally as:

•	The consummation of a merger or consolidation in which our stockholders immediately prior to such event own less than 50% of the combined entity immediately following the merger or consolidation;

•	A sale of all or substantially all of our assets;

•	Acquisition of beneficial ownership where acquirer owns more than 50% of (a) then-outstanding stock or (b) combined voting power of then-outstanding securities entitled to vote; and/or

•	Our liquidation or dissolution.
The Form of Retention Agreement signed by Messrs. Boor, Mooney and Olson is filed as Exhibit 10.92 to our Quarterly Report on Form 10-Q filed with the SEC on August 4, 2017. The Form of Retention Agreement signed by Mr. Gregoire is filed as Exhibit 10.98 to our Quarterly Report on Form 10-Q filed with the SEC on May 3, 2019.
Equity Awards
Our equity incentive plans govern the treatment of each of our NEOs' equity awards, except for their RSAs and PRSUs which are governed by grant agreements, upon a termination of employment for cause or without cause by us, without good reason by the executive officers, or due to death or disability. In these circumstances, unvested RSAs and SARs will be immediately forfeited or terminated.
If Messrs. Boor's, Gregoire's, Mooney's or Olson's employment is terminated for cause by us or without good reason by the executive officer, their unvested PRSUs will be forfeited. Upon death or disability, Messrs. Boor's, Gregoire's, Mooney's and Olson's PRSUs will vest, on a grant-by-grant basis, in an amount equal to the proportion of days in a performance period they worked prior to their death or disability, multiplied by the number of respective PRSUs that would have vested at the end of that performance period had their employment not terminated by death or disability and they had met 100% of their target performance levels.

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Quantification of Potential Payments Upon Termination or Change in Control
The following table sets forth the estimated payments and benefits that would be received by our NEOs in the event of a termination of employment, including a termination of employment in connection with a change in control of our Company. These payments and benefits have been quantified assuming that the termination of employment, or the termination in connection with a change in control occurred on the last trading day of our most recently completed fiscal year (December 31, 2019) and that the price per share of our common stock was the closing market price on December 31, 2019 ($79.60 per share).

	Mr. Gianoni(1)	Mr. Boor	Mr. Gregoire	Mr. Mooney	Mr. Olson
Termination Without Cause or Resignation for Good Reason
Base salary	$1,485,260	$—	$—	$—	$—
Lump sum bonus payment	604,368	—	—	—	—
Value of acceleration of equity incentives	13,850,161	—	—	—	—
Continuation of benefits	11,607	—	—	—	—
Total	$15,951,396	$—	$—	$—	$—
Termination Upon Death or Disability
Lump sum bonus payment	$604,368	$—	$—	$—	$—
Value of acceleration of equity incentives	6,412,178	1,507,310	356,660	1,004,896	579,966
Total	$7,016,546	$1,507,310	$356,660	$1,004,896	$579,966
Termination Upon Change in Control
Base salary	$1,485,260	$717,507	$656,625	$695,564	$509,850
Lump sum bonus payment	604,368	—	—	—	—
Value of acceleration of equity incentives	13,508,279	7,419,436	3,854,869	4,946,424	2,925,141
Continuation of benefits	11,607	18,643	18,643	18,403	12,963
Total	$15,609,514	$8,155,587	$4,530,137	$5,660,390	$3,447,954

(1)
The amounts reported for Mr. Gianoni in this table have been calculated based on the Amended and Restated Employment and Noncompetition Agreement that was entered into between Mr. Gianoni and the Company on December 9, 2015. A copy of that agreement is filed as Exhibit 10.81 to our Annual Report on Form 10-K filed with the SEC on February 24, 2016. The Amended Agreement that was entered into on December 11, 2019 and discussed above has an initial term that began on January 1, 2020, which is after the last trading day of our most recently completed fiscal year.

CEO PAY RATIO
As required by Item 402(u) of the SEC’s Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Gianoni, our CEO. The pay ratio included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. However, due to the flexibility afforded by Item 402(u) in calculating the CEO Pay Ratio, our CEO Pay Ratio may not be comparable to the CEO pay ratios presented by other companies.
For 2019:

•	the median of the annual total compensation of all employees of our company (other than Mr. Gianoni), was $84,464; and

•	the annual total compensation of Mr. Gianoni, as reported in the 2019 Summary Compensation Table beginning on page 43 of this Proxy Statement, was $11,133,210.
Based on this information, for 2019 the ratio of the annual total compensation of Mr. Gianoni to the median of the annual total compensation of all employees was estimated to be 132 to 1.
To identify the median employee, compensation data was gathered for our entire employee population as of December 31, 2019, excluding our CEO. We included part-time and non-U.S. employees. We used total 2019 earned compensation (base salary paid in 2019, sales commissions paid in 2019, annual cash bonus earned in 2019 for 2019 performance and the value of equity awards received in 2019) as the compensation measure that best reflects the compensation of all our employees.

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This compensation measure was consistently applied to all of our employees included in the calculation. We did not annualize the compensation amounts for employees hired during 2019 and, for non-U.S. employees, we converted compensation amounts to U.S. dollars using our currency exchange rates used for organizational planning purposes. In accordance with SEC rules, after identifying our median employee, the 2019 annual total compensation of the median employee and our CEO were determined using the same methodology that we use to determine our NEOs' annual total compensation for the Summary Compensation Table.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2019 on all of our equity compensation plans currently in effect.

	(a)	(b)	(c)
Plan name	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
	December 31, 2019	December 31, 2019	December 31, 2019
Equity compensation plans approved by stockholders
2016 Equity and Incentive Compensation Plan	—	$—	7,558,625	(2)
Equity compensation plans not approved by stockholders
Convio, Inc. Amended and Restated 2009 Stock Incentive Plan, as amended(3)	206	17.98	—
Total options and SARs - all plans	206	17.98
Weighted-average remaining term of all options and SARs (in years)	0.3
Total full-value awards - all plans(4)	1,818,251

(1)	At December 31, 2019, all shares under the Convio, Inc. Amended and Restated 2009 Stock Incentive Plan, as amended were vested.

(2)
Under the 2016 Equity and Incentive Compensation Plan, any option or SAR granted reduces the available number of shares on a one-to-one basis and any other types of stock awards granted reduces the available number of shares on a two-to-one basis. Includes shares available for issuance through grants of options, SARs, restricted stock, RSUs or other stock awards.

(3)	This plan was approved by Convio stockholders and assumed by our Company upon its acquisition of Convio in May 2012.

(4)	Full-value awards outstanding include RSAs, RSUs and PRSUs.

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AUDIT MATTERS
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected the independent registered public accounting firm of PricewaterhouseCoopers LLP (“PwC”) to audit our consolidated financial statements for the fiscal year ending December 31, 2020 and recommends that stockholders vote for the ratification of such appointment. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event of a negative vote on ratification, the Audit Committee will reconsider, but might not change, its selection. Notwithstanding the selection and ratification, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time, if it believes doing so would be in the best interests of our Company and our stockholders.
PwC has audited our financial statements annually since 2000. Representatives of PwC are expected to be present during the 2020 Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and respond to appropriate questions.

✓
The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

The voting requirements for this Proposal 3 are described under "Additional Information" on page 53 of this Proxy Statement.
AUDIT COMMITTEE REPORT
Our Audit Committee has (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2019, (2) discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by the applicable standard(s), as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and (3) received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC's communications with the Audit Committee concerning independence, and has discussed with PwC its independence. Based upon these discussions and reviews, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 20, 2020.
Our Audit Committee is currently composed of the following three directors, all of whom are independent directors as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules and Section 10A(m)(3) of the Exchange Act: Chair George H. Ellis, Thomas R. Ertel and Andrew M. Leitch. The Board of Directors has determined that Mr. Ellis, Mr. Ertel and Mr. Leitch are “audit committee financial experts” as defined in Item 407(d) of Regulation S-K promulgated by the SEC. Our Audit Committee operates under a written charter adopted by the Board, a copy of which is available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.
PwC has served as our independent registered public accounting firm since 2000 and audited our consolidated financial statements for the years ended December 31, 2000 through December 31, 2019.

Summary of Fees
The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages an independent registered public accounting firm, the Audit Committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed

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during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.
The following table shows the fees for audit and other services provided by PwC for fiscal years 2019 and 2018. All audit and other services provided by PwC described below were provided pursuant to the pre-approval policies of the Audit Committee.

Category	2019	2018
Audit Fees	$1,749,419	$1,537,577
Audit-Related Fees	36,000	233,400
Tax Fees	58,293	175,755
All Other Fees	10,900	900
Total	$1,854,612	$1,947,632

Audit Fees
This category consists of fees associated with the annual audit of financial statements and the audit of internal control over financial reporting, the reviews of our Quarterly Reports on Form 10-Q and other regulatory filings. In 2019, this category included incremental fees associated with audit procedures performed in connection with our acquisition of YourCause. In 2018, this category included incremental fees associated with audit procedures performed in connection with our acquisition of Reeher.

Audit-Related Fees
This category consists of fees for services that are reasonably related to the performance of the audit or review of financial statements and are not included in “Audit Fees.” In 2019 and 2018, these services were associated with assurance and related procedures performed in connection with our adoption of recently issued accounting pronouncements and compliance with the Tax Act.

Tax Fees
This category consists of fees for services rendered for tax compliance, tax advice and tax planning. In 2019, we incurred approximately $41,251 for tax compliance and $17,042 for tax advice and tax planning. In 2018, we incurred approximately $91,742 for tax compliance and $84,013 for tax advice and tax planning.
Our Audit Committee has considered whether, and determined that, the provision of the non-audit services rendered to us during 2019 and 2018 was compatible with maintaining the independence of PwC.
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
George H. Ellis, Chair
Thomas R. Ertel
Andrew M. Leitch

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ADDITIONAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

1.	Who may vote at the meeting?
The Board set April 13, 2020 as the record date for the meeting. If you owned shares of our common stock at the close of business on April 13, 2020, you may attend and vote at the virtual meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on.

2.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote electronically at the meeting.
If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability of Proxy Materials or proxy materials.

3.	What is the quorum requirement for the meeting?
A majority of our outstanding shares of capital stock entitled to vote as of the record date must be present at the 2020 Annual Meeting of Stockholders in order to hold the meeting and conduct business. This is called a quorum.
Your shares will be counted as present at the meeting if you:

•	Are present electronically at the virtual meeting; or

•	Have voted by Internet, telephone, or properly submitted a Proxy Card or Voter Instruction Card.
If you are present electronically or by proxy at the virtual meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote.

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4.	What proposals will be voted on at the meeting and what are the voting standards?
The three proposals to be voted on at the 2020 Annual Meeting of Stockholders are as follows:

Proposal		Board's Voting Recommendation	Voting Standard(1)	Treatment of Abstentions	Treatment of Broker Non-votes
No. 1	Election of two Class A directors, each for a three-year term expiring in 2023.	FOR (each nominee)	Majority of votes present and entitled to vote	Counted as votes present and entitled to vote and therefore have the effect of a vote against	Not counted as votes present and therefore no effect
No. 2	Advisory vote to approve the 2019 compensation of our named executive officers.	FOR	Majority of votes present and entitled to vote	Counted as votes present and entitled to vote and therefore have the effect of a vote against	Not counted as votes present and therefore no effect
No. 3	Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	FOR	Majority of votes present and entitled to vote	Counted as votes present and entitled to vote and therefore have the effect of a vote against	Not counted as votes present and therefore no effect

(1)
Votes cast electronically or by proxy at the meeting will be considered present. All stockholders of record of Blackbaud common stock as of the close of business on April 13, 2020, are entitled to vote at the meeting and any adjournments or postponements thereof.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the Proxy Card or Voter Instruction Card as proxy will vote the shares they represent using their best judgment.

5.	How may I vote my shares at the meeting?
If you are a stockholder of record, you have the right to vote electronically during the 2020 Annual Meeting of Stockholders. You may cast your vote electronically during the meeting using the 16-digit control number found on your Notice of Annual Meeting of Stockholders or proxy card. If you are a beneficial owner of shares held in street name, you are also invited to attend the meeting. Because a beneficial owner is not a stockholder of record, however, you may not vote these shares during the meeting unless you obtain a legal proxy from your broker, bank, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

6.	How can I vote my shares without attending the meeting?
If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted.
If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website;

•	Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or

•
By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials and completing, dating, signing and returning the Proxy Card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. Eastern Time on June 9, 2020. Of course, you can always attend the virtual meeting and vote your shares electronically. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors, as permitted by law.

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7.	How can I change my vote after submitting it?
If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:

•
Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at 65 Fairchild Street, Charleston, South Carolina 29492 at or before the taking of the vote at the meeting;

•
Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at 65 Fairchild Street, Charleston, South Carolina 29492 at or before the taking of the vote at the meeting;

•	Attending the virtual meeting and voting electronically (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or

•
If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 p.m. Eastern Time on June 9, 2020 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be superseded).

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your bank, broker, nominee or trustee. You may also vote during the meeting if you obtain a legal proxy from them.

8.	Where can I find the voting results of the meeting?
We will announce the preliminary voting results at the 2020 Annual Meeting of Stockholders. We will publish the final results in a Form 8-K filed with the SEC within four business days of the meeting.

9.	For how long can I access the proxy materials on the Internet?
The Notice of Annual Meeting, Proxy Statement, 2019 Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are also available, free of charge, in PDF and HTML format at http://proxy.blackbaud.com and will remain posted on this website at least until the conclusion of the meeting.

10.	How are proxies solicited and what is the cost?
We bear the expense of soliciting proxies. Our directors, executive officers or employees may also solicit proxies personally or by telephone, e-mail, facsimile or other means of communication. We do not intend to pay additional compensation for doing so. We might reimburse banks, brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.
STOCKHOLDER PROPOSALS
Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and our Bylaws, a copy of which was attached as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 14, 2019. No stockholder proposals were received for consideration at our 2020 Annual Meeting of Stockholders.
Under SEC Rule 14a-8, in order for a stockholder proposal to be included in our proxy solicitation materials for our 2021 Annual Meeting of Stockholders, it must be delivered to our Corporate Secretary at our principal executive offices by December 22, 2020.
Our Bylaws require that we be given advance written notice for nominations for directors and proposals of business that stockholders wish to submit for consideration at our 2021 Annual Meeting of Stockholders other than those intended to be included in next year’s proxy statement under Rule 14a-8 of the Exchange Act. To be properly brought before the 2021 Annual Meeting of Stockholders, written notice consistent with our Bylaws must be received by our Corporate Secretary at the principal executive office of the Company not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day prior to the first anniversary of the date on which the Company’s proxy statement was released to stockholders in connection with the preceding year’s annual meeting of stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to SEC Rule 14a-8) must be received no later than the close of business on January 21, 2021, nor earlier than December 22, 2020. However, if the date

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ADDITIONAL INFORMATION	Table of Contents

of the 2021 Annual Meeting of Stockholders is more than 30 days prior to or more than 70 days after such anniversary date, or if no annual meeting of stockholders was held in the preceding year, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public disclosure (as defined in our Bylaws) of the date of such meeting is first made by the Company.
All matters submitted must comply with the applicable requirements or conditions established by the SEC and our Bylaws.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon written or oral request, we will promptly deliver a separate Notice of Internet Availability or separate copy of proxy materials to one or more stockholders at a shared address to which a single Notice of Internet Availability or a single copy of proxy materials was delivered. Stockholders may request a separate Notice of Internet Availability or separate copy of proxy materials by contacting our Corporate Secretary either by calling 1-800-443-9441 or by mailing a request to 65 Fairchild Street, Charleston, South Carolina 29492. Stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy materials may request to receive a single Notice of Internet Availability or a single copy of proxy materials in the future in the same manner as described above.
ANNUAL REPORT ON FORM 10-K
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 20, 2020, is accessible free of charge on our website at http://proxy.blackbaud.com. It contains audited financial statements covering our fiscal years ended December 31, 2019, 2018 and 2017. You can request a copy of our Annual Report on Form 10-K free of charge by calling 1-866-900-BLKB or sending an e-mail to steve.hufford@blackbaud.com. Please include your contact information with the request.
OTHER MATTERS
The Board knows of no other matters to be submitted at the 2020 Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board recommends.
THE BOARD OF DIRECTORS
April 21, 2020

56	2020 Proxy Statement

APPENDICES
APPENDIX A—RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
Some operating results in this proxy statement are presented on a non-GAAP basis. We use non-GAAP revenue, non-GAAP income from operations and non-GAAP operating margin internally in analyzing our operational performance. Accordingly, we believe these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. While we believe these non-GAAP financial measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
We have acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, we recorded write-downs of deferred revenue under arrangements predating the acquisition to fair value, which resulted in lower recognized revenue than the contributed purchase price until the related obligations to provide services under such arrangements are fulfilled. Therefore, our GAAP revenues after the acquisitions will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described below reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which we believe provides a more accurate representation of a revenue run-rate in a given period and, therefore, will provide more meaningful comparative results in future periods.
The non-GAAP financial measures discussed below exclude the impact of certain transactions because we believe they are not directly related to our operating performance in any particular period, but are for our long-term benefit over multiple periods. We believe that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business.

	Years ended December 31,
(dollars in millions)	2019	2018
GAAP Revenue	$900.4	$848.6
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	1.9	2.4
Non-GAAP revenue	$902.4	$851.0

GAAP income from operations	$27.1	$59.4
GAAP operating margin	3.0%	7.0%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	1.9	2.4
Add: Stock-based compensation expense	58.6	48.3
Add: Amortization of intangibles from business combinations	50.1	47.1
Add: Employee severance	4.4	2.2
Add: Acquisition-related integration costs	2.4	3.7
Add: Acquisition-related expenses	1.2	2.8
Add: Restructuring costs	5.8	4.6
Subtotal(1)	124.4	111.1
Non-GAAP income from operations(1)	$151.6	$170.5
Non-GAAP operating margin	16.8%	20.0%

(1)	The individual amounts for each year may not sum to subtotal and non-GAAP income from operations due to rounding.

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Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.

	Years ended December 31,
(dollars in millions)	2019	2018
GAAP net cash provided by operating activities	$182.5	$201.4
Less: purchase of property and equipment	(11.5)	(14.7)
Less: capitalized software development costs	(46.9)	(37.6)
Non-GAAP free cash flow	$124.1	$149.0
Non-GAAP organic revenue growth
In addition, we use non-GAAP organic revenue growth and non-GAAP organic revenue growth on a constant currency basis, in analyzing our operating performance. We believe that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of our business on a consistent basis. Each of these measures of non-GAAP organic revenue growth excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies, if any, acquired in the immediately preceding fiscal year, non-GAAP organic revenue growth measures reflects presentation of full year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and they include the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these non-GAAP organic revenue growth measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. We believe this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

	Years ended December 31,
(dollars in millions)	2019	2018	Change
GAAP revenue	$900.4	$848.6	6.1%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(20.1)	5.6
Non-GAAP organic revenue (2)	$880.3	$854.2	3.1%
Foreign currency impact on Non-GAAP organic revenue (3)	6.0	—
Non-GAAP organic revenue on constant currency basis (3)	$886.3	$854.2	3.8%

GAAP recurring revenue	$831.6	$762.2	9.1%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(19.8)	5.5
Non-GAAP organic recurring revenue	$811.8	$767.6	5.8%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the current period non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
Non-GAAP organic revenue for the prior year periods presented herein will not agree to non-GAAP organic revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(3)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Canadian Dollar, EURO, British Pound and Australian Dollar.

58	2020 Proxy Statement

Table of Contents	APPENDICES

APPENDIX B—FORM OF PROXY CARD

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Notice of Annual Meeting of Stockholders and Proxy Statement, Annual Report and
Annual Report on Form 10-K are available at www.proxyvote.com.

BLACKBAUD, INC.
Proxy for Annual Meeting of Stockholders
June 10, 2020, 4:00 p.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder of Blackbaud, Inc., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 21, 2020. The undersigned stockholder hereby also appoints Jon W. Olson and Anthony W. Boor, and each of them, with full power of substitution and power to act alone, as proxies to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Blackbaud, Inc. that the stockholder would be entitled to vote if present and acting at the Annual Meeting of Stockholders of Blackbaud, Inc., to be held on June 10, 2020 at 4:00 p.m., Eastern Time, at www.virtualshareholdermeeting.com/BLKB2020, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side

2020 Proxy Statement	59

APPENDICES	Table of Contents

VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

BLACKBAUD, INC. 65 FAIRCHILD STREET CHARLESTON, SC 29492 ATTN: JON W. OLSON

During the Meeting - Go to www.virtualshareholdermeeting.com/BLKB2020
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

60	2020 Proxy Statement

Table of Contents	APPENDICES

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
BLACKBAUD, INC.						and 3.

The Board of Directors recommends you vote FOR each of the following nominees and FOR Proposals 2 and 3.

1.	ELECTION OF CLASS A DIRECTORS

	Nominees:			For	Against	Abstain

	1a.	Timothy Chou, Ph.D.		☐	☐	☐

	1b.	Joyce M. Nelson		☐	☐	☐

2.	ADVISORY VOTE TO APPROVE THE 2019 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.			☐	☐	☐

3.	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.			☐	☐	☐

NOTE: In their discretion, appointed proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the nominees in Proposal 1 and FOR Proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owner)	Date

2020 Proxy Statement	61